SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TEAM HEALTH HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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April 15, 2010

Dear Fellow Stockholders:

Please join us for Team Health Holdings, Inc. Annual Meeting of Stockholders on Wednesday, May 26, 2010, at 3:00 p.m. (Eastern Daylight Time) at the Doubletree Metropolitan Hotel, 569 Lexington Avenue, New York, New York 10022.

We are pleased to be utilizing the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that the e-proxy process will expedite our stockholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our annual meeting.

In accordance with this rule, we sent stockholders of record at the close of business on April 1, 2010 a Notice of Internet Availability of Proxy Materials on or about April 15, 2010. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. We also will report on matters of current interest to our stockholders.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone, by completing, signing and promptly returning a proxy card or you may vote in person at the Annual Meeting.

Thank you for your continued support of Team Health Holdings, Inc.

Sincerely,

H. Lynn Massingale, M.D.

Executive Chairman

Greg Roth

President and Chief Executive Officer

PROXY VOTING METHODS

If at the close of business on April 1, 2010, you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote in person at the Annual Meeting. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 4 of the Proxy Statement.

If you are a stockholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on May 25, 2010 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 12-digit Control Number included on your Notice of Internet Availability of Proxy Materials or proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 12-digit Control Number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to vote by telephone.

BY MAIL

•	Request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope that will be provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

TEAM HEALTH HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	3:00 p.m. (Eastern Daylight Time) on Wednesday, May 26, 2010

PLACE	Doubletree Metropolitan Hotel, 569 Lexington Avenue, New York,
New York 10022

ITEMS OF BUSINESS	1.	To elect the three Class I directors listed herein.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

3.	Approval of the Team Health Holdings, Inc. 2010 Employee Stock Purchase Plan.

4.	Approval of the Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan.

5.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 1, 2010.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a paper proxy card to complete, sign and return by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

Heidi Solomon Allen

Senior Vice President, General Counsel

This Notice of Annual Meeting and Proxy Statement are being distributed or made available, as the case may be,

on or about April 15, 2010.

TEAM HEALTH HOLDINGS, INC.

265 Brookview Centre Way, Suite 400

Knoxville, Tennessee 37919

Telephone: (865) 693-1000

PROXY STATEMENT

Annual Meeting of Stockholders

May 26, 2010

3:00 p.m. (Eastern Daylight Time)

GENERAL INFORMATION

Why am I being provided with these materials?

We have made these proxy materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail in connection with the solicitation by the Board of Directors (the “Board”) of Team Health Holdings, Inc. (the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on May 26, 2010 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the meeting and vote your shares in person.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. We believe that the e-proxy process will expedite our stockholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 15, 2010 to stockholders of record entitled to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. Instructions on how to access the proxy materials over the Internet or to request a printed copy from us may be found on the Notice.

What am I voting on?

There are four proposals scheduled to be voted on at the meeting:

•	Election of the three Class I directors listed in this Proxy Statement.

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

•	Approval of the Team Health Holdings, Inc. 2010 Employee Stock Purchase Plan.

•	Approval of the Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan.

Who is entitled to vote?

Stockholders as of the close of business on April 1, 2010 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 64,396,000 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”) – Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and

•	Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

What constitutes a quorum?

The holders of a majority of the voting power of the issued and outstanding shares of stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).

How many votes are required to approve each proposal?

All elections of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A plurality vote requirement means that the three director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.

Any other proposal shall be decided by a vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal. With respect to each of Proposal No. 3, the approval of the Team Health Holdings, Inc. 2010 Employee Stock Purchase Plan, and Proposal No. 4, approval of the Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan, the total number of votes cast on each proposal (i.e., not including “broker non-votes”) must also represent a majority of all shares of common stock entitled to vote on that proposal.

As of April 1, 2010, affiliates of The Blackstone Group (the “Sponsor”) beneficially own and have the right to vote approximately 44.3 million of the outstanding shares of our common stock and have advised us that they intend to vote all such shares in favor of the nominees for director listed herein, for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010, for the approval of the Team Health Holdings, Inc. 2010 Employee Stock Purchase Plan and for the approval of the Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan. As a result, we are assured a quorum at the annual meeting, the election of the Class I directors, the ratification of the appointment of Ernst & Young LLP, the adoption of the Team Health Holdings, Inc. 2010 Employee Stock Purchase Plan and the adoption of the Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan.

How are votes counted?

Abstentions and Withheld Votes: With respect to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld will not have any effect on the outcome of the election of directors. Abstentions will have the effect of a vote “against” the other matters being voted on at the Annual Meeting.

Broker Non-Votes: Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, Proposal Nos. 1, 3 and 4 are each considered a non-discretionary matter and a broker will lack the authority to vote shares at his/her discretion on each of those proposals. Proposal No. 2 is considered a discretionary matter and a broker will be permitted to exercise his/her discretion. Broker non-votes will have no effect on the outcome of the election of directors (Proposal No. 1). Additionally, broker non-votes will have no effect on the outcome of Proposal No. 3, the approval of the Team Health Holdings, Inc. 2010 Employee Stock Purchase Plan and Proposal No. 4, the approval of the Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan, assuming a majority of the outstanding shares of common stock are otherwise voted on each of those proposals.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein, “FOR” the other proposals as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Who will count the vote?

Representatives of Broadridge will tabulate the votes, and representatives of Broadridge will act as inspectors of election.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board set forth in this Proxy Statement.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

•	“FOR” the approval of the Team Health Holdings, Inc. 2010 Employee Stock Purchase Plan.

•	“FOR” the approval of the Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In all circumstances, you may vote:

•

By Internet—If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 12-digit Control Number included on your Notice or your proxy card in order to vote by Internet.

•

By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 12-digit Control Number included on your notice or your proxy card in order to vote by telephone.

•

By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Daylight Time) on May 25, 2010 for the voting of shares held by stockholders of record or held in street name

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 25, 2010.

How do I vote my shares in person at the Annual Meeting?

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later were to decide not to attend the Annual Meeting.

What does it mean if I receive more than one Notice on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to our General Counsel or to any corporate officer of the Company, provided such statement is received no later than May 25, 2010;

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on May 25, 2010;

•	Submitting a properly signed proxy card with a later date that is received no later than May 25, 2010; or

•	Attending the Annual Meeting, revoking your proxy and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Do I need a ticket to be admitted to the Annual Meeting?

You will need your proof of identification along with either your Notice or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Team Health Holdings, Inc. stock, such as a bank or brokerage account statement.

Do I also need to present identification to be admitted to the Annual Meeting?

Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a classified Board of Directors divided into three classes: H. Lynn Massingale, M.D., Neil P. Simpkins and Earl P. Holland constitute a class with an original term that expires at the Annual Meeting of Stockholders in 2010 (the “Class I Directors”); Greg Roth constitutes a class with an original term that expires at the Annual Meeting of Stockholders in 2011 (the “Class II Directors”); and Michael A. Dal Bello and Glenn A. Davenport constitute a class with an original term that expires at the Annual Meeting of Stockholders in 2012 (the “Class III Directors”). There is currently a vacancy in Class II due to Dr. Alan Muney’s resignation from the Board of Directors, effective February 28, 2010. The Nominating Committee of the Board of Directors is currently evaluating potential nominees to fill the vacancy. Successors to the class of directors whose term expires at any annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders.

The full Board of Directors has considered and nominated the following slate of Class I nominees for a three-year term expiring in 2013: H. Lynn Massingale, M.D., Neil P. Simpkins and Earl P. Holland. Action will be taken at the Annual Meeting for the election of these three Class I nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of H. Lynn Massingale, M.D., Neil P. Simpkins and Earl P. Holland, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

Nominees for Election to the Board of Directors in 2010

The following information describes the offices held, other business directorships and the class and term of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Ownership of Securities” below.

Class I – Nominees for Term Expiring in 2013

Name	Age	Principal Occupation and Other Information
H. Lynn Massingale, M.D.	57	A member of our Board since March 1999 and Executive Chairman since May 2008. Prior to May 2008, Dr. Massingale had been Chief Executive Officer and director of Team Health, Inc. since 1994 and also held the title of President until October 2004. Dr. Massingale previously served as President and Chief Executive Officer of Southeastern Emergency Physicians, a provider of emergency physician services to hospitals in the Southeast and the predecessor of Team Health, Inc., which Dr. Massingale co-founded in 1979. Dr. Massingale served as the director of Emergency Services for the state of Tennessee from 1989 to 1993. Dr. Massingale is a graduate of the University of Tennessee Medical Center for Health Services.

Neil P. Simpkins	43	A member of our Board since November 2005. Mr. Simpkins has served as a Senior Managing Director of our Sponsor, Blackstone, an investment and advisory firm, since December 1999. From 1993 until the time he joined Blackstone, Mr. Simpkins was a principal at Bain Capital. Prior to joining Bain Capital, Mr. Simpkins was a consultant at Bain & Company in London and the Asia Pacific region. He currently serves as Chairman of the board of directors of TRW Automotive Inc. and is a director of Vanguard Health Systems and Apria Healthcare Group. Mr. Simpkins previously served on the board of directors of Universal Orlando.

Name	Age	Principal Occupation and Other Information
Earl P. Holland	64	A member of our Board since August 2001. Mr. Holland has over 32 years of experience working in the healthcare industry. Prior to his retirement in January 2001, Mr. Holland held several positions with Health Management Associates, an operator of acute care hospitals, including the positions of Vice Chairman and Chief Operating Officer at the time of his retirement. Mr. Holland also serves on the Board of Directors of Rural-Metro, a medical transportation company. He chairs their Compensation Committee and also serves on the Governance Committee. Mr. Holland is on the boards of two private companies; Cornerstone National Insurance in Columbia, MD and Imagistx, a cancer detection research company based in Las Vegas, NV. Mr. Holland graduated from Southeast Missouri State University with a B.S. degree in business administration.

The nominees for election to the Board of Directors named above are hereby proposed for approval by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Continuing Members of the Board of Directors

The following information describes the offices held, other business directorships and the class and term of each director whose term continues beyond the 2010 Annual Meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is shown under “Ownership of Securities” below.

There is currently a vacancy in Class II, due to Dr. Alan Muney’s resignation effective February 28, 2010.

Class II – Directors Whose Term Expires in 2011

Name	Age	Principal Occupation and Other Information
Greg Roth	53	A member of our Board and President and Chief Executive Officer since May 2008. Prior to May 2008, Mr. Roth was President and Chief Operating Officer since November 2004. Prior to joining TeamHealth, Mr. Roth was employed by HCA—The Healthcare Company, a provider of healthcare services, since January 1995. Beginning in July 1998, Mr. Roth served as President of HCA, Ambulatory Surgery Division. Prior to his appointment as President, Mr. Roth served in the capacity of Senior Vice President of Operations, Western Region from May 1997 to July 1998 and the Division’s Chief Financial Officer from January 1995 to May 1997. Prior to these positions, Mr. Roth held various positions in the healthcare industry. Mr. Roth received a B.S. from Ohio State University and a M.H.A. from Xavier University.

Class III – Directors Whose Term Expires in 2012

Name	Age	Principal Occupation and Other Information
Michael A. Dal Bello	38	A member of our Board since November 2005. Mr. Dal Bello is a Managing Director in the Private Equity Group of our Sponsor, Blackstone, an investment and advisory firm, and has been at the firm since 2002 and is actively involved in Blackstone’s healthcare investment activities. Prior to joining Blackstone, Mr. Dal Bello received an M.B.A. from Harvard Business School in 2002. Mr. Dal Bello worked at Hellman & Friedman LLC from 1998 to 2000 and prior thereto at Bain & Company. He currently serves as a director of Alliant Insurance, Apria Healthcare Group, Vanguard Health Systems, Biomet, Catalent and Sithe Global.

Glenn A. Davenport	56	A member of our Board since December 2001. From March 2007 to February 2009, Mr. Davenport was President of Horizon Software International, LLC, a company specializing in food service technology. Until his retirement in August 2006, Mr. Davenport served as Chairman and Chief Executive Officer of Morrison Management Specialists, a member of Compass Group. Prior thereto, he served in various management capacities with Morrison Restaurants, Inc. since 1973.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our Board of Directors manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Prior to our initial public offering on December 21, 2009, our Sponsor owned approximately 90.2% of our Company. Because our Sponsor still owns 68.8% of our Company, we are a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) corporate governance standards, and therefore have chosen not to comply with certain corporate governance standards, including the requirement that a majority of the board of directors consist of independent directors, and the requirement that we have a compensation committee and a nominating committee that is each composed entirely of independent directors.

The stockholders’ agreement described below under “Transactions with Related Persons” provides that Ensemble Parent LLC, an entity controlled by our Sponsor, will have the right to nominate to the Company’s Board of Directors a number of designees approximately equal to the percentage of voting power of all shares of the Company’s capital stock entitled to vote generally in the election of directors as collectively beneficially owned by our Sponsor. Currently, Ensemble Parent LLC has appointed four directors (Messrs. Roth, Simpkins, Dal Bello and Dr. Massingale) to our Board of Directors. The agreement among the stockholders regarding the appointment of directors will remain until the earlier of a change of control or the last date permitted by applicable law, including any NYSE requirements. See “Transactions with Related Persons–Stockholders’ Agreement.”

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

The Board has established categorical standards of director independence to assist it in making independence determinations. These standards set forth certain relationships between the Company and the directors and their immediate family members, or entities with which they are affiliated, that the Board, in its judgment, has determined to be material or immaterial in assessing a director’s independence. The Board’s policy is to review the independence of all directors at least annually.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the categorical independence standards, the Board will determine in its judgment whether such relationship is material.

The Nominating Committee undertook its annual review of director independence and made recommendation to our Board of its findings. As a result of this review, our Board affirmatively determined that each of Messrs. Holland and Davenport are independent under the categorical standards for director independence set forth in the Corporate Governance Guidelines. Messrs. Roth, Simpkins and Dal Bello and Dr. Massingale are not considered to be independent directors as a result of their employment with the Company or their affiliation with our Sponsor. Dr. Alan Muney, a former director, was also not considered to be independent as a result of his affiliation with our Sponsor.

Our Board has also determined that Messrs. Holland and Davenport are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange and Section 10A(m)(3) of the Exchange Act.

Board Structure

Our Board currently consists of an Executive Chairman position that is separate from the position of Chief Executive Officer. The Board of Directors believes that “one-size” does not fit all, and the decision of whether to combine or separate the positions of CEO and Chairman of the Board will vary company to company and depend upon a company’s particular circumstances at a given point in time. For our Company, the Board currently believes that separating the CEO and Executive Chairman positions is the appropriate leadership structure and is in the best interests of our shareholders. Accordingly, Dr. Massingale serves as Executive Chairman, while Mr. Roth serves as our Chief Executive Officer and President. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Dr. Massingale’s attention to Board and committee matters allows Mr. Roth to focus more specifically on overseeing the Company’s day to day operations as well as strategic opportunities and planning.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s Committees.

	Audit Committee	Compensation Committee	Nominating Committee
Michael A. Dal Bello	X, Chair	X
Glenn A. Davenport	X	X
Earl P. Holland	X
H. Lynn Massingale			X, Chair
Greg Roth
Neil P. Simpkins		X, Chair	X

All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. Because the Company completed its corporate conversion in December, 2009, the Board and Committees of the Board did not hold any meetings during the year ended December 31, 2009. Prior to the corporate conversion, the Board of Representatives of Team Health Holdings, LLC held 18 meetings in 2009. Prior to our corporate conversion, our Company did not have a separately standing Audit, Compensation or Nominating Committee and the functions of those committees were performed by the entire Board of Representatives. In 2009, all of our current directors attended more than 75% of the meetings of the Board of Representatives, other than Mr. Holland, who attended 67% of the meetings.

Committee Membership

Audit Committee

With the exception of Mr. Dal Bello, who is a Managing Director of our Sponsor, all members of the Audit Committee are “independent,” consistent with our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and audit committees in particular, including the transitional rules for newly public companies. We expect a third new independent member to replace Mr. Dal Bello before the end of 2010 so that all of our audit committee members will be independent as such term is defined under the NYSE listing standards and Section 10A(m)(3) of the Exchange Act. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the New York Stock Exchange. In addition, our Board has determined that Mr. Dal Bello qualifies as an audit committee financial expert as defined by applicable SEC regulations. The Board reached its conclusion as to Mr. Dal Bello’s qualification based on, among other things, his education and experience.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.teamhealth.com under Investor Relations: Highlights: Committee Charters: Audit Committee, and include the following:

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serving to carry out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and our compliance with legal and regulatory requirements;

•	selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;

•	reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;

•

reviewing reports and other material written communications between management and the independent registered public accounting firm with respect to major issues as to the adequacy of the Company’s internal controls;

•	reviewing the work of our internal audit function; and

•	reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K or other public dissemination in accordance with applicable rules and regulations of the SEC.

On behalf of the Board, the Audit Committee is responsible for oversight of the Company’s risk management policies and procedures. The Company is exposed to a number of risks including financial risks, operational risks and risks relating to regulatory and legal compliance. The Audit Committee discusses with management and the independent auditors the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. The Company’s Chief Financial Officer is responsible for the Company’s risk management function and regularly works closely with the Company’s senior executives to identify risks material to the Company. The Chief Financial Officer reports regularly to the Chief Executive Officer and the Company’s Audit Committee regarding the Company’s risk management policies and procedures. In that regard, the Company’s Chief Financial Officer meets with the Audit Committee at least four times a year to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit Committee also reports to the Board on a regular basis to apprise them of their discussions with the Chief Financial Officer regarding the Company’s risk management efforts. Finally, the Chief Financial Officer reports directly to the Board on an at least annual basis to apprise them directly of the Company’s risk management efforts.

Compensation Committee

Glenn A. Davenport is the only member of the Compensation Committee who is “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards. The other members of the Compensation Committee, Neil P. Simpkins and Michael A. Dal Bello, are not independent due to their affiliation with our Sponsor.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.teamhealth.com under Investor Relations: Highlights: Committee Charters: Compensation Committee, and include the following:

•	establishing and reviewing, on an annual basis, the overall compensation philosophy of the Company;

•

reviewing and approving corporate goals and objectives relevant to the Executive Chairman and Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any;

•

evaluating the performance of the Executive Chairman and Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Executive Chairman and Chief Executive Officer;

•	reviewing and approving the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;

•	considering policies and procedures pertaining to expense accounts of senior executives;

•

reviewing and making recommendations to the Board of Directors with respect to equity-based plans that are subject to the approval of the Board, and overseeing the activities of the individuals responsible for administering those plans;

•	reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders;

•	monitoring compliance by executives with the rules and guidelines of the Company’s equity-based plans;

•	reviewing and monitoring all employee benefit plans of the Company; and

•	reviewing, discussing and approving the compensation discussion and analysis section contained in this proxy statement.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include reviewing and recommending the Compensation Discussion and Analysis to the Board for inclusion in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate its authority to one or more subcommittees.

Nominating Committee

None of the members of the Nominating Committee are “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards.

The duties and responsibilities of the Nominating Committee are set forth in its charter, which may be found at www.teamhealth.com under Investor Relations: Highlights: Committee Charters: Nominating Committee, and include the following:

•	establishing the criteria for the selection of new directors;

•	identifying and recommending to the Board of Directors individuals to be nominated as directors;

•	evaluating candidates for nomination to the Board of Directors, including those recommended by stockholders;

•	conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•	reviewing and recommending the composition and size of the Board of Directors;

•	overseeing, at least annually, the evaluation of the Board of Directors and management;

•	periodically reviewing the charter, composition and performance of each committee of the Board of Directors and recommending the creation or elimination of committees; and

•	overseeing and approving the management continuity planning process.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, we intend that the independent directors will meet in a private session that excludes management and Sponsor-affiliated directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session. The Audit, Compensation and Nominating Committees also meet regularly in executive session.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board.

Our Corporate Governance Guidelines, which include our categorical standards of director independence, our Board Committee charters and other corporate governance information are available on the Corporate Governance Highlights page of the Investor Relations section on our website at www.teamhealth.com. Any stockholder also may request them in print, without charge, by contacting the Corporate Secretary at Team Health Holdings, Inc., 265 Brookview Centre Way, Suite 400, Knoxville, Tennessee 37919.

Code of Conduct

We maintain a Code of Conduct, that is applicable to all of our directors, officers, employees and affiliated independent contractor medical professionals, including our Executive Chairman, CEO, Chief Financial Officer, Controller and other senior financial officers. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business conduct and fair dealing. The Company will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.

The Code of Conduct may be found on our website at www.teamhealth.com under Investor Relations: Corporate Governance: Code of Conduct.

As described in our Code of Conduct, we maintain the TeamHealth Compliance Hotline by which the Company’s directors, officers, employees and affiliated independent contractor medical professionals (referenced individually as an “Associate” and collectively as “Associates”) are provided with three avenues through which they can address any ethical questions or concerns: a toll-free phone line, a fax, and a website. The TeamHealth Compliance Hotline is available 24 hours a day, 7 days a week. The hotline has a toll-free number for Associates. Associates may also access the hotline system and report integrity concerns via the Web. Associates can choose to remain anonymous in using the Hotline. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any Associate who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.

Director Nomination Process

The Nominating Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating Committee does at a minimum assess each candidate’s strength of character, mature judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. In addition, although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the many factors that the Nominating Committee carefully considers, are the benefits to the Company of gender and racial diversity in board composition.

In identifying prospective director candidates, the Nominating Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Nominating Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

In connection with its annual recommendation of a slate of nominees, the Nominating Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the board of directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the board of directors focused primarily on the information discussed in each of the board member’s biographical information set forth on pages 6 – 8. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing their skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. Each of Messrs. Roth, Simpkins and Dal Bello and Dr. Massingale possesses experience in owning and managing privately held enterprises and are familiar with corporate finance and strategic business planning activities that are unique to highly-leveraged companies like us. Finally, many of our directors possess substantial expertise in advising and managing companies in various segments of the healthcare industry. In particular, Dr. Massingale has significant experience in the healthcare industry, having managed the Company since 1994 and having served as director of Emergency Services for the State of Tennessee from 1989 to 1993. Mr. Roth has healthcare and accounting experience, having served in various positions in HCA - The Healthcare Company, including the position of the Chief Financial Officer for HCA - The Healthcare Company’s Ambulatory Surgery Division. Mr. Simpkins is familiar with the healthcare industry, serving as director for Vanguard Health Systems and Apria Healthcare Group. Mr. Dal Bello is also familiar with the healthcare industry, serving as director for Vanguard Health Systems and Apria Healthcare Group, and he also has a business background, receiving his M.B.A. from Harvard Business School in 2002. Mr. Holland is knowledgeable about the healthcare industry, having served as Vice Chairman and Chief Operating Officer of Health Management Associates and as director of several other public companies, including Rural/Metro Corporation. Mr. Davenport is experienced in management, having served as President of Horizon Software, Chairman and Chief Executive Officer of Morrison Management Specialists and in other management capacities with Morrison Restaurants, Inc.

In 2010, this process resulted in the Nominating Committee’s recommendation to the Board, and the Board’s nomination, of the three incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Nominating Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Team Health Holdings, Inc., 265 Brookview Centre Way, Suite 400, Knoxville, Tennessee 37919. All recommendations for nomination received by the Corporate Secretary that satisfy our by-law requirements relating to such director nominations will be presented to the Nominating Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our by-laws. These requirements are also described under the caption “Stockholder Proposals for 2011 Annual Meeting”.

Stockholder Communications

As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with the chairperson of the Audit, Compensation or Nominating Committees or to the non-management or independent directors as a group, may do so by (1) addressing such communications or concerns to the Corporate Secretary, 265 Brookview Centre Way, Suite 400, Knoxville, Tennessee 37919, who will forward such communications to the appropriate party, or (2) sending an e-mail to Corporate_Secretary@teamhealth.com. Such communications may be done confidentially or anonymously.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executives, other than Dr. H. Lynn Massingale, whose biographical information is presented under “Class I – Nominees for Term Expiring in 2013” and Mr. Greg Roth, whose biographical information is presented under “Class II – Directors Whose Term Expires in 2011.”

Name	Age	Principal Occupation and Other Information
David P. Jones	42	Our Chief Financial Officer since May 1996. From 1994 to 1996, Mr. Jones was our Controller. Prior to that, Mr. Jones worked at Pershing, Yoakley and Associates, a regional healthcare audit and consulting firm, as a Supervisor. Before joining Pershing, Yoakley and Associates, Mr. Jones worked at KPMG Peat Marwick as an Audit Senior. Mr. Jones received a B.S. in Business Administration from the University of Tennessee.

Stephen Sherlin	64	Our Chief Compliance Officer since July 2004. Mr. Sherlin previously served as Executive Vice President, Healthcare Financial Services since February 2000. Mr. Sherlin joined Team Health, Inc. in January 1997 as Senior Vice President, Finance and Administration, and was promoted to Executive Vice President, Finance and Administration in July 1998. From 1993 until 1996, Mr. Sherlin served as Vice President and Chief Financial Officer of the Tennessee Division of Columbia/HCA. Mr. Sherlin has also served as Chief Financial Officer for the Athens Community Hospital in Athens, Tennessee; Park West Medical Center in Knoxville, Tennessee; and Doctors Hospital in Little Rock, Arkansas. Mr. Sherlin is a graduate of Indiana University.

Heidi Solomon Allen	56	Our Senior Vice President and General Counsel of TeamHealth, Inc. since June 2008. From February 2003 to June 2008, Ms. Allen was Associate General Counsel, U.S. Litigation and Investigations, for Sanofi-Aventis, a major global pharmaceutical company. Admitted to practice law in and a member in good standing of the state bars of Tennessee, South Carolina and New Jersey, Ms. Allen has more than 15 years of experience advising corporations on healthcare law, including a position as Associate General Counsel, Head of Litigation, for Blue Cross Blue Shield of New Jersey. She also served as an Assistant United States Attorney for 11 years. Ms. Allen received a B.A. from the University of Pennsylvania and a J.D. from Rutgers School of Law.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2010.

Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Ernst & Young LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The shares represented by your proxy will be voted for the ratification of the selection of Ernst & Young LLP unless you specify otherwise.

Audit and Non-Audit Fees

In connection with the audit of the 2009 financial statements, we entered into an agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for the Company.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our financial statements for 2009 and 2008 and fees billed for other services rendered by Ernst & Young LLP for those periods:

	2009	2008
Audit fees (1)	$610,462	$527,866
Audit-related fees (2)	792,518	18,000
Tax fees (3)	4,350	23,250
All other fees (4)	1,995	1,995

Total:	$1,409,325	$571,111

(1)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and the review of financial statements included in Forms 10-Q and Forms 10-K. The fees are for services that are normally provided by Ernst & Young LLP in connection with statutory or regulatory filings or engagements.
(2)	Includes fees billed for services performed by Ernst & Young LLP that are related to the Company’s SEC filings related to its initial public offering, responses to SEC comment letters and other research and consultation services.
(3)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.
(4)	Includes the aggregate fees recognized in each of the last two fiscal years for products and services provided by Ernst & Young LLP, other than those services described above.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee preapproves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

Report of the Audit Committee

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee”. Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Michael A. Dal Bello, Chair

Earl P. Holland

Glenn A. Davenport

April 6, 2010

PROPOSAL NO. 3

APPROVAL OF THE TEAM HEALTH HOLDINGS, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN

On February 25, 2010, our Board adopted, subject to stockholder approval, the Team Health Holdings, Inc. 2010 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”). The purpose of the Employee Stock Purchase Plan is to promote the interests of the Company and its stockholders by providing employees of the Company and certain of its subsidiaries with an opportunity to purchase our common stock through accumulated payroll deductions. By encouraging stock ownership, we seek to attract, retain and motivate employees and to encourage them to devote their best efforts to our business and financial success. The Employee Stock Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

Summary of the Employee Stock Purchase Plan

The following is a summary of the material terms of the Employee Stock Purchase Plan and is qualified in its entirety by reference to the text of the Employee Stock Purchase Plan. A copy of the Employee Stock Purchase Plan is attached as Annex A to this proxy statement.

Administration

Our Compensation Committee shall administer the Employee Stock Purchase Plan; provided that our Board may take any action that would otherwise be the responsibility of the Compensation Committee under the Employee Stock Purchase Plan and the Board shall be considered the Compensation Committee for such purposes. Our Compensation Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Employee Stock Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the Employee Stock Purchase Plan.

Share Purchases

Participation in the Employee Stock Purchase Plan is voluntary. The Employee Stock Purchase Plan permits shares of our common stock to be sold to participating employees on the last trading day of any offering period at a price equal to 95% of the fair market value of our common stock on that day.

Each six-month period is an offering period under the Employee Stock Purchase Plan, except that the initial offering period will be for three months. The Compensation Committee may, in its discretion and with prior notice, change the duration and/or frequency of offering periods from time to time. The initial three-month offering period under the Employee Stock Purchase Plan will commence on the first trading day on or after July 1, 2010 and end on the last trading day on or before September 30, 2010. Thereafter the six-month offering periods will commence on the first trading day on or after October 1st and April 1st of the applicable year.

Eligible Participants

Each of our employees is eligible to participate in the Employee Stock Purchase Plan, provided that:

•	The employee’s customary employment is more than 20 hours per week and is more than five months per year; and

•	The employee has been continuously employed by us or one of our eligible subsidiaries for at least 30 days prior to the start of the applicable offering period.

As of March 1, 2010, approximately 4,600 employees were eligible to participate in the Employee Stock Purchase Plan.

Number of Shares

The aggregate number of shares of our common stock that are available for purchase under the Employee Stock Purchase Plan is 600,000 shares. The number of shares of common stock available for purchase under the Employee Stock Purchase Plan, as well as the price per share of our common stock covered by share purchase rights that have not been exercised, are subject to adjustment by the Compensation Committee in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or other increase or reduction of our outstanding common stock effected without the receipt of consideration, provided that conversion of convertible securities shall not be deemed to have been effected without consideration.

No employee may receive the right to purchase our common stock under the Employee Stock Purchase Plan: (i) to the extent that he or she would own or have the right to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of us or any of our subsidiaries; or (ii) to the extent that his or her rights to purchase stock under all stock purchase plans of us or any of our subsidiaries would accrue at a rate which exceeds $25,000 in fair market value in any calendar year. In addition, in no event may an eligible employee be permitted to purchase more than a number of shares equal to the result of $25,000 divided by the fair market value of the Company’s common stock on the first trading day during an offering period.

Terms and Conditions

Eligible employees of the Company may elect to participate in the Employee Stock Purchase Plan by giving notice to the Company, which notice shall instruct the Company to withhold a specified percentage of the employee’s base salary (in any multiple of 1% up to a maximum of 15%) on each pay period during the applicable offering period.

A participant may increase or decrease the amount of his or her contributions for future pay periods within an offering period, subject to limitations set by the Compensation Committee. A participant may withdraw all but not less than all of his or her cash contributions that have accumulated during an offering period but have not yet been used to purchase our common stock. Participants who withdraw from the Employee Stock Purchase Plan will not be permitted to re-enroll in the Employee Stock Purchase Plan until the next offering period. Upon a participant’s termination of employment with the Company or an eligible subsidiary for any reason, including the death or retirement of the participant, the participant will be deemed to have withdrawn from the Employee Stock Purchase Plan. The Employee Stock Purchase Plan does not provide for the payment of interest on a participant’s contributions.

Participants have no interest or voting rights in shares of our common stock covered by share purchase rights until such rights have been exercised.

Duration, Termination and Amendment

Unless earlier terminated by our Board or the Compensation Committee, the Employee Stock Purchase Plan will continue in effect for ten (10) years from the later of the date that it is adopted by our Board or approved by stockholders. The Employee Stock Purchase Plan permits our Board or the Compensation Committee to amend or terminate the Employee Stock Purchase Plan at any time, except that no amendment to the Employee Stock Purchase Plan may make any change in any share purchase rights previously granted that adversely affects the rights of any participant, except as otherwise provided in the Employee Stock Purchase Plan.

Transferability of Contributions and Purchase Rights

The right of a participant to purchase our common stock through the Employee Stock Purchase Plan will not be assignable or transferable by the participant, except by will or the laws of inheritance following a participant’s death. There are no special restrictions placed upon the common stock once purchased.

Federal Income Tax Consequences

The following is a general discussion of the federal income tax consequences of participating in the Employee Stock Purchase Plan. The applicable rules are complex and may change from time to time, and the income tax consequences may vary depending upon an individual’s particular circumstances. Further, this tax discussion does not describe any state or local tax consequences.

The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The purchase of stock under the Employee Stock Purchase Plan is made with after-tax earnings, and the Employee Stock Purchase Plan is not intended to qualify under Section 401(a) of the Code. Generally, neither the grant of a right to buy stock under the Employee Stock Purchase Plan on the first trading day of the offering period (the “Grant Date”) nor the exercise of the right to buy stock on the last trading day of the offering period (the “Exercise Date”) will result in taxable income to a participant or a tax deduction for the Company. Thereafter, the federal income taxes for a participant who sells the stock will depend on when the participant sells the stock.

A participant who sells the stock at least two years after the Grant Date and one year after the Exercise Date will have ordinary income for federal tax purposes equal to 5% of the fair market value of stock on the Grant Date or, if less, the fair market value of the stock at the time of sale minus 95% the fair market value of the stock on the Exercise Date. Any additional gain realized by the participant when the stock is sold is subject to capital gains tax treatment. For purposes of calculating a participant’s capital gains on the sale, his or her basis will equal 95% of the fair market value of the stock on the Exercise Date plus the amount of ordinary income recognized on the sale.

A participant who disposes of the stock before the holding periods discussed above are met will have engaged in a “disqualifying disposition” and will recognize ordinary income on 5% of the fair market value of the stock on the Exercise Date. The participant will be subject to tax on capital gain, if any, upon the sale of the stock on the amount realized in excess of the fair market value of the stock on the Exercise Date. If the participant sells the stock in a disqualifying disposition for less than its fair market value on the Exercise Date, the participant will have a capital loss in the amount that the participant’s basis exceeds his or her sale price. For this purpose, a participant’s basis will equal 95% the fair market value of the stock on the Exercise Date plus any ordinary income recognized at the time of disposition.

Generally, the Company is entitled to a tax deduction when a participant engages in a disqualifying disposition for the amount of ordinary income recognized by the participant. Otherwise, the Company is not entitled to a tax deduction under the Employee Stock Purchase Plan.

New Plan Benefits

Because the amount of future benefits under the Employee Stock Purchase Plan will depend on which of our employees elect to participate, the amount of their contribution elections and the fair market value of our common stock, it is not possible to determine the benefits that will be received by eligible participants if the Employee Stock Purchase Plan is approved by our stockholders. The closing price of a share of our common stock, as reported on the New York Stock Exchange on April 1, 2010, was $16.50.

Registration with Securities and Exchange Commission

Upon approval of the Employee Stock Purchase Plan by our stockholders, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended, covering the 600,000 shares issuable under the Employee Stock Purchase Plan.

Vote Required

The affirmative vote of the holders of a majority of the shares of the common stock represented at the Annual Meeting and entitled to vote is necessary for the approval of Proposal No. 3: Approval of the Team Health Holdings, Inc. 2010 Employee Stock Purchase Plan. In addition, the total number of votes cast on this proposal must also represent a majority of all shares of common stock entitled to vote on the proposal. Proxies will be voted in favor of Proposal No. 3 unless otherwise indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

APPROVAL OF THE TEAM HEALTH HOLDINGS, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 4

APPROVAL OF THE TEAM HEALTH HOLDINGS, INC. 2010 NONQUALIFIED

STOCK PURCHASE PLAN

On February 25, 2010, our Board adopted, subject to stockholder approval, the Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan (the “Nonqualified Stock Purchase Plan”). As is customary in our industry, we receive services from a significant number of independent contractors, whose status as non-employees makes them ineligible to participate in the Employee Stock Purchase Plan. The purpose of the Nonqualified Stock Purchase Plan is to promote the interests of the Company and its stockholders by providing certain of these independent contractors with an opportunity to purchase our common stock at a discount. By encouraging stock ownership, we seek to attract and motivate these independent contractors and to encourage them to devote their best efforts to our business and financial success. The Nonqualified Stock Purchase Plan is not intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

Summary of the Nonqualified Stock Purchase Plan

The following is a summary of the material terms of the Nonqualified Stock Purchase Plan and is qualified in its entirety by reference to the text of the Nonqualified Stock Purchase Plan. A copy of the Nonqualified Stock Purchase Plan is attached as Annex B to this proxy statement.

Administration

Our Compensation Committee shall administer the Nonqualified Stock Purchase Plan; provided that our Board may take any action that would otherwise be the responsibility of the Compensation Committee under the Nonqualified Stock Purchase Plan and the Board shall be considered the Compensation Committee for such purposes. Our Compensation Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Nonqualified Stock Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the Nonqualified Stock Purchase Plan.

Share Purchases

Participation in the Nonqualified Stock Purchase Plan is voluntary. The Nonqualified Stock Purchase Plan permits shares of our common stock to be sold to participating independent contractors on the last calendar day of any offering period at a price equal to 95% of the fair market value of our common stock on that day.

Each six-month period is an offering period under the Nonqualified Stock Purchase Plan, except that the initial offering period will be for three months. The Compensation Committee may, in its discretion and with prior notice, change the duration and/or frequency of offering periods from time to time. The initial three-month offering period under the Nonqualified Stock Purchase Plan will commence on the first trading day on or after July 1, 2010 and end on the last trading day on or before September 30, 2010. Thereafter the six-month offering periods will commence on the first trading day on or after October 1st and April 1st of the applicable year.

Eligible Participants

Each independent contractor that provides services to us or one of our eligible subsidiaries is eligible to participate in the Nonqualified Stock Purchase Plan, provided that:

•	The independent contractor’s customary provision of services is more than 20 hours per week and is more than five months per year; and

•	The independent contractor has provided services to us for at least 30 days prior to the start of the applicable offering period.

As of March 1, 2010, approximately 1,500 independent contractors were eligible to participate in the Nonqualified Stock Purchase Plan.

Number of Shares

The aggregate number of shares of our common stock that are available for purchase under the Nonqualified Stock Purchase Plan is 800,000 shares. The number of shares of common stock available for purchase under the Nonqualified Stock Purchase Plan, as well as the price per share of our common stock covered by share purchase rights that have not been exercised, are subject to adjustment by the Compensation Committee in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or other increase or reduction of our outstanding common stock effected without the receipt of consideration, provided that conversion of convertible securities shall not be deemed to have been effected without consideration.

No independent contractor may receive the right to purchase our common stock under the Nonqualified Stock Purchase Plan: (i) to the extent that he or she would own or have the right to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of us or any of our subsidiaries; or (ii) to the extent that his or her rights to purchase stock under all stock purchase plans of us or any of our subsidiaries would accrue at a rate which exceeds $25,000 in fair market value in any calendar year. In addition, in no event may an eligible employee be permitted to purchase more than a number of shares equal to the result of $25,000 divided by the fair market value of the Company’s common stock on the first trading day during an offering period.

Terms and Conditions

Eligible independent contractors may elect to participate in the Nonqualified Stock Purchase Plan by giving notice to the Company, which notice shall instruct the Company to withhold a specified percentage of the independent contractor’s service payments (in any multiple of 1% up to a maximum of 15%) on each service payment period during the applicable offering period.

A participant may increase or decrease the amount of his or her contributions for future service payment periods within an offering period, subject to limitations set by the Compensation Committee. A participant may withdraw all but not less than all of his or her cash contributions that have accumulated during an offering period but have not yet been used to purchase our common stock. Participants who withdraw from the Nonqualified Stock Purchase Plan will not be permitted to re-enroll in the Nonqualified Stock Purchase Plan until the next offering period. If a participant ceases to provide services to the Company or an eligible subsidiary, as determined at the discretion of the Compensation Committee, for any reason, the participant will be deemed to have withdrawn from the Nonqualified Stock Purchase Plan. The Nonqualified Stock Purchase Plan does not provide for the payment of interest on a participant’s contributions.

Participants have no interest or voting rights in shares of our common stock covered by share purchase rights until such rights have been exercised.

Duration, Termination and Amendment

Unless earlier terminated by our Board or the Compensation Committee, the Nonqualified Stock Purchase Plan will continue in effect for ten (10) years from the later of the date that it is adopted by our Board or approved by stockholders. The Nonqualified Stock Purchase Plan permits our Board or the Compensation Committee to amend or terminate the Nonqualified Stock Purchase Plan at any time, except that no amendment to the Nonqualified Stock Purchase Plan may make any change in any share purchase rights previously granted that adversely affects the rights of any participant, except as otherwise provided in the Nonqualified Stock Purchase Plan.

Transferability of Contributions and Purchase Rights

The right of a participant to purchase our common stock through the Nonqualified Stock Purchase Plan will not be assignable or transferable by the participant, except by will or the laws of inheritance following a participant’s death. There are no special restrictions placed upon the common stock once purchased.

Federal Income Tax Consequences

The following is a general discussion of the federal income tax consequences of participating in the Nonqualified Stock Purchase Plan. The applicable rules may change from time to time, and the income tax consequences may vary depending upon an individual’s particular circumstances. Further, this tax discussion does not describe any state or local tax consequences.

The Nonqualified Stock Purchase Plan is not intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”) or under Section 401(a) of the Code. Accordingly, a participant will recognize ordinary income on the date of the acquisition of the shares in an amount equal to the excess between the purchase price paid for those shares by the participant and the closing selling price of the shares on the New York Stock Exchange on the purchase date, and the Company will be entitled to an income tax deduction equal in amount to such excess.

New Plan Benefits

Because the Nonqualified Stock Purchase Plan is only available to our independent contractors, none of our employees, directors, or officers will be eligible to participate in the Nonqualified Stock Purchase Plan if it is approved by our stockholders. The closing price of a share of our common stock, as reported on the New York Stock Exchange on April 1, 2010, was $16.50.

Registration with Securities and Exchange Commission

Upon approval of the Nonqualified Stock Purchase Plan by our stockholders, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended, covering the 800,000 shares issuable under the Nonqualified Stock Purchase Plan.

Vote Required

The affirmative vote of the holders of a majority of the shares of the common stock represented at the Annual Meeting and entitled to vote is necessary for the approval of Proposal No. 4: Approval of the Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan. In addition, the total number of votes cast on this proposal must also represent a majority of all shares of common stock entitled to vote on the proposal. Proxies will be voted in favor of Proposal No. 4 unless otherwise indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL

OF THE TEAM HEALTH HOLDINGS, INC. 2010 NONQUALIFIED STOCK PURCHASE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Equity Compensation Plans as of December 31, 2009:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	5,639,988	$13.89	8,477,677
Equity compensation plan not approved by security holders	—	—	—

Total	5,639,988		8,477,677

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy of Executive Compensation Programs

Our Board has historically been responsible for the administration and oversight of our executive compensation programs. Since the completion of our initial public offering in December 2009, our Board has delegated this responsibility to our Compensation Committee.

Our overall executive compensation objective is to provide a comprehensive plan that encourages our executive officers to focus on our strategic business initiatives, financial performance objectives and the creation and maintenance of equity value. The following are the principal objectives of our executive compensation program:

•	attract, retain, and motivate superior management talent critical to our long-term success with compensation that is competitive within the marketplace;

•	ensure that compensation levels reflect our internal value and future potential of each executive and the achievement of outstanding individual results;

•	link executive compensation to the creation and maintenance of our long-term equity value;

•	promote equity ownership by executives in order to align their interests with the interests of our equity holders; and

•	ensure that incentive compensation is linked to the achievement of specific financial and strategic objectives, which are established in advance and approved by the Compensation Committee.

Compensation Determination Process

Our Board has historically made all determinations regarding the compensation for our executive officers. Since the completion of our initial public offering in December 2009, our Compensation Committee has been responsible for making all such determinations.

In the past, our Board took into account a number of variables, both quantitative and qualitative, in making its determinations regarding appropriate levels of compensation. Generally, the named executive officers’ compensation was determined based on the Board’s assessment of our overall performance and the individual performance of the named executive officer, as well as the Board’s experience and general market knowledge regarding the competitiveness of compensation and the employment agreements of the executive officers. During 2009, neither the Board nor the Compensation Committee retained the services of any external compensation consultant.

Dr. Massingale, our Executive Chairman and Director, and Mr. Roth, our President, Chief Executive Officer and Director, as members of the Board, participated in discussions and deliberations of the Board regarding executive compensation. Other named executive officers also attended the Board meetings and participated as required. Any discussion by the Board regarding specific compensation for Dr. Massingale, Mr. Roth or other named executive officers was conducted by the Board in executive session without such persons in attendance.

We intend to make annual awards of equity-based incentives to our employees, including our named executive officers, under the Team Heath Holdings, Inc. 2009 Stock Incentive Plan, or 2009 Stock Plan. We have reserved an aggregate of 15,100,000 shares of common stock under our 2009 Stock Plan, of which an aggregate of 8,477,677 shares of common stock remain available for future awards after giving effect to the conversion of Class B units and Class C units into options and shares in connection with the corporate conversion prior to our initial public offering. We also intend to review, and the Compensation Committee has engaged a compensation consultant to assist us in evaluating the elements and levels of our executive compensation, including base salaries, bonus payments and annual equity-based incentives for our named executive officers. We do not have, nor do we plan to have, any program, plan or practice to time equity grants with the release of material non-public information.

Compensation Elements

We provide different elements of compensation to our named executive officers in a way that the Compensation Committee believes best promotes our compensation objectives. Consistent with the philosophy that compensation to the executive officers should be aligned closely with our short- and long-term financial performance, a portion of executive compensation is “at risk” and is tied to the attainment of previously established financial goals. However, the Compensation Committee also believes that it is prudent to provide competitive base salaries and other benefits to attract and retain the appropriate management talent in order to achieve our strategic objectives. Accordingly, we provide compensation to our named executive officers through a combination of the following:

•	base salary;

•	annual cash incentive opportunities;

•	long-term equity-based incentives; and

•	benefits and executive perquisites.

Each of these elements is discussed below in greater detail.

Base Salaries

Annual base salaries are designed to reward an executive’s ongoing contribution to the performance of his or her functional area of responsibility with us. We believe that base salaries must be competitive based upon the executive officers’ scope of responsibilities and market compensation of similarly situated executives. Other factors such as internal consistency and comparability are also considered when establishing a base salary for a given executive. The Board utilized the experience, market knowledge and insight of its members in evaluating the competitiveness of current salary levels. Our Human Resources Department is also a resource for such information as needed.

Generally, base salaries are adjusted each year based upon the Compensation Committee’s assessment of each executive officer’s individual performance and our overall budgetary guidelines. Historically, such adjustments occurred effective April 1, but the Company recently announced that any such future adjustments would be effective on July 1. In addition, base salaries may be adjusted at other times during the year in connection with promotions or increased responsibilities or to maintain competitiveness within the market. In 2009, the Board did not make any changes to the annual base salaries of all of our named executive officers, which were as follows: Dr. Massingale—$595,565; Mr. Roth—$600,000; Mr. Jones—$361,378; Ms. Allen—$315,000 and Mr. Sherlin—$143,717.

Annual Cash Incentive Compensation

Annual cash incentive awards are available to our named executive officers, as well as to other members of our executive management team, under the Team Health Holdings, Inc. Annual Management Incentive Plan, or Bonus Plan, which was amended and restated in connection with our initial public offering as further described below. The Bonus Plan is designed to reward management for the achievement of annual financial performance targets and other operational goals, which are linked to the creation of our long-term equity value.

Under the Bonus Plan, as it operated with respect to performance year 2009, each participant had a potential bonus pool that was based on a certain percentage of his or her base salary. For the named executive officers and other corporate and administrative managers, a portion of each of their respective potential bonus pools was tied to the achievement of the overall consolidated Bonus Plan EBITDA results (defined as earnings before interest, taxes, depreciation and amortization and further adjusted to exclude other non-recurring or non-operating items such as acquisitions, restructured or discontinued operations or other extraordinary or unusual events occurring during the year), or Financial Performance Component, and a portion was tied to the achievement of specific objectives as defined by management and our Board and to senior management’s assessment of our and the individual executive officer’s performance, or Discretionary Component. Our Board established a Bonus Plan EBITDA target at the beginning of the year. In addition, while the Financial Performance Component generally made up a substantial portion of the potential bonus pool, the exact allocation between the Financial Performance Component and the Discretionary Component could vary from year to year. Our Board evaluated the allocation between the two components on an annual basis and had the flexibility to adjust the allocation percentages as needed in order to better align the incentives under the Bonus Plan.

The Financial Performance Component under the Bonus Plan contains threshold, target and maximum achievement levels which can increase or decrease the potential payment under each participant’s bonus pool. The threshold level of achievement reflects Bonus Plan EBITDA results equal to 95% of the Bonus Plan EBITDA target, and the maximum level of achievement reflects Bonus Plan EBITDA results equal to or above 110% of the Bonus Plan EBITDA target. No payment is made under the Financial Performance Component if the threshold level of achievement is not achieved, and no additional amount will be paid under the Financial Performance Component if greater than the maximum level of achievement is achieved. At the threshold level of achievement, a participant’s bonus payment is equal to 50% of his or her potential bonus pool allocated to the Financial Performance Component, and at the maximum level of achievement, a participant’s bonus payment is equal to 200% of his or her bonus pool allocated to the Financial Performance Component. Bonus payments for actual results that fall between the threshold and maximum are adjusted on a linear basis.

The determination of the bonus payment amounts under the Discretionary Component of the Bonus Plan is subject to the discretion of our Board after considering the individual executive officer’s achievement of specific operational objectives as defined by management, as well as our Board’s and senior management’s assessment of our past and future performance, including, but not limited to, subjective assessments of our operational performance during the performance year and the position of our company for the achievement of acceptable earnings growth in the subsequent year. The specific objectives defined by management vary from year to year and from one executive officer to another, but they generally relate to operational improvements that are within the individual executive officer’s area of responsibility, our strategic goals and enhancement of leadership and management skills. These objectives are typically qualitative objectives, and the Board applies its business judgment in assessing the extent to which the individual executive officers met their objectives. For 2009, these individual objectives included leadership in regard to our physician relations and key issues, leadership in our mergers and acquisitions process, development of our operational and growth strategies, development of options to address the potential impact of the economic recession and completion of our regulatory compliance goals.

The following table sets forth some of the detailed individual objectives for our named executive officers in fiscal 2009:

Name	Objectives
Dr. Massingale	• Guide and advise in key physician matters including quality and patient safety as well as physician recruitment and retention • Lead mergers and acquisitions process • Support sales growth

Mr. Roth	• Support sales growth • Formulate and implement strategies to address impact of economic recession

Mr. Jones	• Support mergers and acquisitions process • Formulate and implement strategies to address impact of economic recession • Expand investor relations initiatives

Mr. Sherlin	• Complete audits and monitoring to ensure compliance and reporting • Support key aspects of annual risk assessment process

Ms. Allen	• Create Patient Safety Organization • Restructure provider insurance underwriting process • Create new reporting structures for professional liability costs

In subjectively assessing our performance and our position for earnings growth in the subsequent year, the Board considers a number of factors, including our Bonus Plan EBITDA results during the performance year, our expectations regarding the subsequent year’s Bonus Plan EBITDA results, the quality of our revenue and sales growth during the performance year and our expectations regarding our revenue and sales growth in the subsequent year. The Board does not use any specific formula in determining the bonus payments under the Discretionary Component of the Bonus Plan or assign any particular relative weightings to the various factors it considers in determining the payments but generally makes its determination by first considering the extent of the executive officers’ achievement of their individual objectives and then by taking into account the various factors related to the assessment of our performance described above. Our Board may decide to award nothing or more than the full amount allocated to the Discretionary Component under the potential bonus pool of any given named executive officer.

For 2009, the potential bonus pool of each of Dr. Massingale and Mr. Roth was equal to 65% of his respective annual base salary in effect as of December 31, 2009. The potential bonus pool of each of the other named executive officers was equal to 50% of his or her respective annual base salary in effect as of December 31, 2009. For 2009, the Compensation Committee allocated 80% of the bonus pool for each of the named executive officers and administrative managers to the Financial Performance Component and 20% to the Discretionary Component. Additionally, the Board set a Bonus Plan EBITDA target of $126.0 million for 2009 for our named executive officers. The actual Bonus Plan EBITDA result for 2009 was approximately $144.8 million, or 115% of the Bonus Plan EBITDA target set for the year. This actual Bonus Plan EBITDA result was calculated by adjusting net income as set forth in the table below.

Bonus Plan EBITDA Calculation

Year Ended December 31, 2009
(in thousands)
Net earnings	$40,705
Less: 100% of prior year professional liability adjustment	18,824
Plus: Provision for income taxes	24,953
Transaction costs	2,120
Interest expense, net	36,679
Depreciation and amortization	18,813
IPO-related stock option expense	4,682
Management fee and other expenses	35,676

Bonus Plan EBITDA	$144,804

Based upon the actual Bonus Plan EBITDA results, the Compensation Committee determined to pay 200% of the Financial Performance Component of each named executive officer’s bonus pool to each such named executive officer. The Compensation Committee also determined that Dr. Massingale and Mr. Roth partially achieved their respective individual objectives and that each of the other named executive officers achieved all of their respective individual objectives. However, due to the overall earnings growth during the year that exceeded objectives as well as the other achievements during 2009, including the successful initial public offering and other operational achievements, the Compensation Committee increased the overall level of payments associated with the Discretionary Component of the Bonus Plan. Based upon this assessment, the Board determined to pay the following approximate percentages of the Discretionary Component to each named executive officer: Dr. Massingale—313%; Mr. Roth—300%; Mr. Jones—477%; Mr. Sherlin—200% and Ms. Allen—359%. The determination regarding the payments under the Discretionary Component reflects the Board’s subjective assessment, in its business judgment, regarding the appropriate total bonus payment for each named executive officer based on the executive officer’s achievement of all or many of the objectives defined for himself or herself and in light of our overall performance during 2009 and the position of our company for the achievement of earnings growth in 2010. The specific awards under the Bonus Plan for 2009 were reviewed and approved by the Compensation Committee, and a portion of such bonus amounts were paid in December 2009 for Mr. Jones and Ms. Allen, while all other amounts were paid in March 2010.

The following table illustrates the operation of the Bonus Plan for fiscal 2009. As explained above, for fiscal 2009, the Compensation Committee allocated 80% of the bonus pool to the Financial Performance Component and 20% of the Bonus Pool to the Discretionary Component and determined to pay 200% of the Financial Performance Component of each named executive officer’s bonus pool based on the company exceeding the Bonus Plan EBITDA target.

Name	Percentage of Base Salary Allocated to Bonus Pool	Bonus Pool	Financial Performance Component of Bonus Pool	Amount Awarded under Financial Performance Component of Bonus Pool	Discretionary Component of Bonus Pool	Amount Awarded under Discretionary Component of Bonus Pool	Total Amount Awarded under Bonus Plan for Fiscal 2009
Dr. Massingale	65%	$387,117	$309,694	$619,388	$77,423	$242,459	$861,847
Mr. Roth	65%	$390,000	$312,000	$624,000	$78,000	$233,848	$857,848
Mr. Jones	50%	$180,689	$144,551	$289,102	$36,138	$172,276	$461,378
Mr. Sherlin	50%	$71,859	$57,487	$114,974	$14,372	$28,743	$143,717
Ms. Allen	50%	$157,500	$126,000	$252,000	$31,500	$113,000	$365,000

In connection with our initial public offering, we amended and restated the Bonus Plan to specify the maximum bonus amount that may be payable to any participant with respect to a fiscal year and to provide the Compensation Committee with greater flexibility in determining performance goals with respect to subsequent fiscal years in a manner intended to comply with the transition period exception under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder available with respect to compensation plans or agreements that existed prior to the initial public offering and the terms of which are disclosed in the initial public offering prospectus. Under the amended and restated Bonus Plan, the maximum annual payment that may become payable with respect to any fiscal year to any individual under the Bonus Plan is $2,000,000. For our 2010 fiscal year and for each fiscal year thereafter, the amended and restated Bonus Plan (1) provides greater flexibility as to the performance goals that may be used for purposes of any individual’s Financial Performance Component under the Bonus Plan, which may but need not be tied to the achievement of our overall consolidated Bonus Plan EBITDA results, and (2) provides that the Bonus Plan will be administered by the administrator, which shall be either the Board, the Compensation Committee or any other committee of the Board as the Board may designate, and that the administrator shall, in its sole discretion, be authorized to waive any applicable performance goals for any participant or group of participants under the Bonus Plan and pay the amount that would have become payable had the applicable performance goals been achieved.

Long-Term Equity Incentive Compensation

In the past, the Board provided equity incentive awards to executive officers from time to time in order to directly align their interests with the long-term interests of the equity holders of Team Health Holdings.

Before the corporate conversion that took place prior to our initial public offering, our total equity consisted of three classes of membership units: Class A units (or common units) and Class B units and Class C units (or management equity incentive units). There was no vesting element associated with the Class A units, but the Class B units and Class C units generally vested daily on a pro rata basis over a five-year period from the date of issuance. Upon a change of control of the company, all outstanding Class B units and Class C units would automatically vest.

In connection with the corporate conversion that took place prior to our initial public offering, each outstanding Class A unit, Class B unit and Class C unit was automatically converted into a number of shares of our common stock calculated based upon the valuation of the company derived from the initial public offering price. The allocation of such shares of common stock among the former holders of the Class A units, Class B units and Class C units was determined based upon that valuation. The shares of common stock that were issued in respect of any Class B units or Class C units that remained unvested at the time of the corporate conversion were restricted and, accordingly, are subject to the same vesting schedule that previously applied to the corresponding Class B units or Class C units. In addition, any unvested restricted shares received in the corporate conversion will be generally forfeited by a holder without consideration as a result of his or her termination of employment; provided, however, that unless the holder’s employment is terminated for cause, the holder will be entitled to reimbursement by us for any U.S. federal or state income taxes paid by the holder with respect to the fair market value of the corresponding Class B units or Class C units from which such forfeited shares were converted in connection with the corporate conversion as of the grant date of such corresponding Class B units or Class C units as reported by the holder pursuant to his or her election under Section 83 of the Internal Revenue Code.

Each holder of Class B units or Class C units was also issued vested and unvested options to acquire shares of our common stock in substitution for part of the economic benefits of their outstanding Class B units or Class C units not reflected in the conversion of the units into shares of common stock, with the exercise price per share of these options equal to the initial public offering price per share or such higher price per share as was necessary to accurately reflect the terms of the Class B units or Class C units to which they relate. The unvested options are subject to the same vesting schedule that previously applied to the Class B units or Class C units to which they relate.

In connection with the corporate conversion, we terminated our 2005 Unit Plan and adopted, and our majority stockholder approved, the 2009 Stock Plan, so that we can continue to provide our named executive officers and other key service providers with equity-based long-term incentives. At the time of the consummation of our initial public offering, we also granted additional fully vested options to acquire shares of our common stock under the 2009 Stock Plan to members of our management, including our named executive officers. These fully vested stock options will generally remain exercisable for a period of up to ten years from the date of grant, subject to the recipient’s continued employment with us (with limited post-termination exercise periods varying based upon the circumstances of termination). The exercise price per share of these options is equal to or higher than the initial public offering price per share. In connection with our initial public offering, we granted our named executive officers fully vested stock options to acquire the following numbers of shares: Dr. Massingale 364,153 shares; Mr. Roth 401,937 shares; Mr. Jones 145,120 shares; Mr. Sherlin 27,026 shares and Ms. Allen 48,068 shares. We also granted our named executive officers unvested stock options with an exercise price per share equal to or higher than the initial public offering price per share to acquire the following numbers of shares: Dr. Massingale 74,738 shares; Mr. Roth 136,670 shares; Mr. Jones 83,961 shares; Mr. Sherlin 5,546 shares and Ms. Allen 84,888 shares.

Benefits and Executive Perquisites

We also provide certain other benefits described below to our employees, including our named executive officers, which are not tied to any performance criteria and are intended to be part of a competitive compensation program. These benefits are intended to support our compensation objectives related to the attraction and retention of superior management talent and to ensure that our executives remain appropriately focused on their job responsibilities without unnecessary distractions.

Retirement Benefits

Substantially all of our salaried employees, including our named executive officers, are eligible to participate in the Team Health, Inc. 401(k) savings plan. Employees are permitted to defer a portion of their income under the 401(k) plan. At the discretion of the Board, we may make a matching contribution of up to 50%, subject to annual limits established under the Internal Revenue Code, of the first 6% of employees’ contributions under this 401(k) plan as determined each year. The Board authorized such maximum discretionary amount as a match on employees’ 401(k) plan contributions for 2009, including contributions by our named executive officers. Employee and company matching contributions are fully vested at the time they are made. Participants may receive distribution of their 401(k) plan accounts at any time after their service with us ceases.

In addition, our named executive officers and other senior employees are eligible to participate in the Team Health, Inc. Non-Qualified Supplemental Executive Retirement Plan, or SERP. Currently, all active participants are permitted to defer a portion of their income under the SERP. In our sole discretion, we may make contributions to the accounts of any of the active participants in the SERP, and the participants will always be vested in all amounts credited to their accounts. None of our named executive officers that participate in the SERP received a contribution from us for 2009.

We maintain no defined benefit plans.

Other Benefits

All executive officers, including our named executive officers, are eligible for other benefits from us including: medical, dental, life insurance and short-term disability insurance. In addition, we provide long-term disability insurance coverage on behalf of our named executive officers at an amount equal to 60% of current base salary. Our named executive officers also participate in our Personal Time Off program, which provides paid leave during the year at various amounts based upon the executive’s position within the company and length of service.

Perquisites

Each of our named executive officers receives an annual automobile allowance of $9,000 ($12,000 in the case of Dr. Massingale and Mr. Roth) for personal and business use. We also provide an annual allowance of $600 ($800 in the case of Dr. Massingale and Mr. Roth) for personal financial planning assistance. In addition, Dr. Massingale (and other senior executives upon approval of the Executive Chairman) may have limited use of our corporate aircraft for personal purposes.

These benefits and perquisites are reflected in the All Other Compensation column of the Summary Compensation Table and the accompanying footnotes.

Severance Arrangements

The Compensation Committee believes that severance arrangements are necessary to attract and retain the talent necessary for our long-term success. Accordingly, our named executive officers are entitled, under their employment agreements with us, to cash and certain other benefits in the event their employment is terminated under certain circumstances. See the description of these arrangements under “Potential Payments Upon Termination or Change-In-Control—Summary of Severance Arrangements.”

Compensation Committee Report

The Compensation Committee has discussed and reviewed the foregoing Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Neil P. Simpkins, Chair

Michael A. Dal Bello

Glenn A. Davenport

April 6, 2010

Compensation Committee Interlocks and Insider Participation

Except as set forth below, during the 2009 fiscal year, there were no “compensation committee interlocks” (as that term is defined in SEC rules). The current members of the Compensation Committee are Messrs. Simpkins, Dal Bello and Davenport, none of whom is a current or former officer or employee of the company or any of its subsidiaries. During the 2009 fiscal year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the company or any of its subsidiaries;

•

none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000, except that Messrs. Simpkins and Dal Bello are affiliates of Blackstone, which was a party to the Amended and Restated Transaction and Monitoring Fee Agreement. See “Transactions with Related Persons.”

•

none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•

none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board.

Summary Compensation Table

The following table summarizes all compensation awarded to, earned by, or paid to, our named executive officers for fiscal years 2009, 2008 and 2007 for services rendered to us.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
H. Lynn Massingale, M.D. Executive Chairman and Director	2009 2008 2007	$595,565 589,595 568,538	$100,000 — —	$	— — —	$216,632 — —	$761,847 505,815 531,447	— — —	$39,422 54,335 65,360	$1,713,466 1,149,745 1,165,345

Greg Roth President, Chief Executive Officer and Director	2009 2008 2007	600,000 545,507 439,449	100,000 — —		— 137,588 —	273,838 — —	757,848 516,578 315,984	— — —	33,284 25,117 22,702	1,764,970 1,224,790 778,135

David P. Jones Chief Financial Officer	2009 2008 2007	361,378 357,816 344,979	100,000 — —		— 137,588 —	121,057 — —	361,378 242,756 248,055	— — —	25,361 25,626 24,392	969,174 763,786 617,426

Stephen Sherlin Chief Compliance Officer	2009 2008 2007	143,717 142,301 137,196	— — —		— — —	16,070 — —	143,717 96,542 98,650	— — —	13,521 12,655 12,655	317,025 251,498 248,501

Heidi S. Allen (6) Senior Vice President, General Counsel	2009 2008	315,000 157,500	50,000 20,000		— 183,447	76,271 —	315,000 114,786	— —	16,972 282,781	773,243 758,514

(1)	The amounts reported for 2009 represent the discretionary portion of each award made under the Bonus Plan for 2009 that exceeds the bonus payment specified for the maximum level of performance under the Bonus Plan. Such amounts were paid in December 2009 for Mr. Jones and Ms. Allen, while all other amounts were paid in March 2010. For 2008, the amount reflected for Ms. Allen reflects a sign-on bonus she received in connection with the commencement of her employment with us.

(2)	These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC Topic 718). For additional information about the valuation assumptions with respect to equity awards, refer to note 16 of the financial statements of Team Health Holdings, Inc. in its Form 10-K for the year ended December 31, 2009, as filed with the SEC.
(3)	Reflects amounts earned in 2009 and paid in March 2010 for the maximum level of performance under the Bonus Plan.
(4)	We maintain no defined benefit plans, and there were no above-market or preferential earnings during the year on the Team Health, Inc. Non-Qualified Supplemental Executive Retirement Plan, a non-qualified deferred compensation plan.
(5)	All Other Compensation for Dr. Massingale for 2009 included the following:

Long-term disability insurance premiums	$12,278
Automobile allowance	12,000
401(k) matching contribution	7,350
Health and dental insurance premiums	4,599
Life insurance premiums	2,395
Financial planning	800

All Other Compensation for Mr. Roth for 2009 included the following:

Automobile allowance	$12,000
Long-term disability insurance premiums	7,763
401(k) matching contribution	7,350
Health and dental insurance premiums	3,594
Life insurance premiums	1,777
Financial planning	800

All Other Compensation for Mr. Jones for 2009 included the following:

Automobile allowance	$9,000
401(k) matching contribution	7,350
Health and dental insurance premiums	6,243
Long-term disability insurance premiums	2,322
Life insurance premiums	446

All Other Compensation for Mr. Sherlin for 2009 included the following:

Automobile allowance	$9,000
401(k) matching contribution	3,818
Financial planning	600
Long-term disability insurance premiums	103

All Other Compensation for Ms. Allen for 2009 included the following:

Automobile allowance	$9,000
401(k) matching contribution	5,920
Long-term disability insurance premiums	1,864
Life insurance premiums	188

Perquisites and other personal benefits included in All Other Compensation reflect the incremental cost to us and are valued based upon the actual costs of such services.

(6)	Ms. Allen was appointed our Senior Vice President and General Counsel effective June 19, 2008.

2009 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
H. Lynn Massingale, M.D.		$193,559	$387,117	$774,235
	12/15/09								135,046	12.00	$770,689
	12/15/09								303,845	14.93	1,506,596
	12/15/09							81,987	—	—	983,844
Greg Roth		195,000	390,000	780,000
	12/15/09								165,728	12.00	$945,792
	12/15/09								372,879	14.93	1,848,900
	12/15/09							100,615	—	—	1,207,377
David P. Jones		90,345	180,689	361,378
	12/15/09								70,487	12.00	$402,271
	12/15/09								158,594	14.93	786,387
	12/15/09							42,794	—	—	513,530
Stephen Sherlin		35,929	71,859	143,717
	12/15/09								10,022	12.00	$57,200
	12/15/09								22,550	14.93	111,819
	12/15/09							6,085	—	—	73,021
Heidi S. Allen		78,750	157,500	315,000
	12/15/09								40,908	12.00	$233,462
	12/15/09								92,048	14.93	456,419
	12/15/09							24,836	—	—	298,032

(1)	Reflects possible payouts under the Financial Performance and Discretionary Component of the Bonus Plan for the 2009 performance year. Threshold represents the amount payable if actual Bonus Plan EBITDA was equal to 95% of the Bonus Plan EBITDA target, Target represents the amount payable if actual Bonus Plan EBITDA was equal to 100% of the EBITDA target, and Maximum represents the amount payable if actual Bonus Plan EBITDA was equal to or greater than 110% of the Bonus Plan EBITDA target. The actual bonuses paid to our named executive officers under the Bonus Plan, which include payouts under both the Financial Performance Component and the Discretionary Component, are disclosed in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column. See “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Compensation” for further information regarding the Financial Performance Component and the Discretionary Component of the Bonus Plan.
(2)	In connection with the corporate conversion prior to our initial public offering, each outstanding Class B unit and Class C unit was automatically converted into a number of shares of our common stock calculated based upon the valuation of the company derived from the initial public offering price. The shares of common stock that were issued in respect of any Class B units or Class C units that remained unvested at the time of the corporate conversion are restricted and, accordingly, are subject to the same vesting schedule that previously applied to the corresponding Class B units or Class C units.
(3)	Each holder of Class B units or Class C units was also issued vested and unvested options to acquire shares of our common stock in substitution for part of the economic benefits of his or her outstanding Class B units or Class C units not reflected in the conversion of the units into shares of common stock, with the exercise price per share of these options equal to the initial public offering price per share or such higher price per share as was necessary to accurately reflect the terms of the Class B units or Class C units to which they relate. The unvested options are subject to the same vesting schedule that previously applied to the Class B units or Class C units to which they relate.
(4)	Consists of (a) the fair value of the common stock and options to acquire shares of our common stock that were received in connection with the corporate conversion which was equal to the fair value of the Class B and Class C units held prior to the conversion and (b) the incremental fair value of options to acquire shares of our common stock that were granted in addition to the options received as part of the corporate conversion. The incremental fair value of these additional options on the date of the grant was:

	Options
Name	$12.00	$14.93
H. Lynn Massingale, M.D.	$174,896	$41,736
Greg Roth	220,756	53,082
David P. Jones	97,412	23,645
Stephen Sherlin	12,976	3,094
Heidi S. Allen	61,145	15,126

Narrative Supplement to the Summary Compensation Table and

2009 Grants of Plan-Based Awards Table

Employment Agreements

We entered into an employment agreement with Dr. Massingale on November 23, 2005, pursuant to which Dr. Massingale initially continued to serve as our Chief Executive Officer and pursuant to which he still serves as the Chairman of our Board. Effective May 1, 2008, Dr. Massingale’s employment agreement was amended to reflect that he shall serve as Executive Chairman, instead of our Chief Executive Officer, and that he will continue to serve as the Chairman of our Board during the term of his agreement. We also maintain employment agreements with each of our other named executive officers. The agreements for all of our named executive officers were amended and restated on November 25, 2009 to comply with the requirements of Section 409A of the Internal Revenue Code and, where applicable, to make other changes to their employment terms, which are reflected herein.

Each employment agreement has an initial five-year term that commenced on June 1, 2006 (November 23, 2005 in the case of Dr. Massingale and June 19, 2008 in the case of Ms. Allen), and each provides for automatic one-year renewal periods upon the expiration of the initial term or any subsequent term, unless either party provides a notice of non-renewal at least 180 days prior to the end of the then current term. Each employment agreement provides for the payment of an annual base salary, subject to annual review and adjustment, as well as the opportunity to earn an annual bonus having a target amount. Currently, the target amount is equal to 50% of the named executive officer’s base salary (or 65% of base salary in the cases of Dr. Massingale and Mr. Roth). However, the maximum annual bonus that can be earned by any of these executive officers with respect to a fiscal year may be adjusted pursuant to the terms of the Bonus Plan. See “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Compensation.”

Pursuant to each employment agreement, we have agreed to provide the executive officer with all standard benefits that we normally provide to other similarly situated executive officers. Pursuant to the employment agreements with Dr. Massingale, Mr. Roth and Mr. Jones, we have also agreed to cover the cost of standard medical and dental benefits for the executive officer and his eligible dependents. Each employment agreement also requires us to maintain a life insurance policy in a face amount that is equivalent to two times the executive officer’s base salary (or three times in the case of Dr. Massingale and Mr. Roth), as adjusted from time to time. Dr. Massingale is also entitled to other benefits and perquisites under his employment agreement, including, but not limited to, paid vacation, the right to an unpaid three week sabbatical after each consecutive five years of service, disability benefits, a monthly automobile allowance (of $1,000 per month) and reasonable use of our aircraft (for personal travel) for up to 40 hours per year (with unused hours forfeited at the end of each applicable year). The other named executive officers are also entitled to other benefits and perquisites under their respective employment agreements, including but not limited to, paid vacation, certain disability benefits and a monthly automobile allowance.

Each employment agreement also provides for certain payments and benefits in the event the executive officer’s employment is terminated under specified circumstances or in the event of a change of control. See “Potential Payments upon Termination or Change-in-Control—Summary of Severance Arrangements” for a summary description of these provisions.

2009 Stock Plan

In connection with the corporate conversion, we adopted the 2009 Stock Plan so that we can continue to provide our named executive officers and other key service providers with equity-based long-term incentives. As discussed above in “Compensation Discussion and Analysis – Compensation Elements – Long-Term Equity Incentive Compensation” and as reflected in the 2009 Grants of Plan-Based Awards Table and the Outstanding Equity Awards at 2009 Fiscal Year-End Table, at the time of the consummation of our initial public offering, we granted vested and unvested options to acquire shares of our common stock to members of our management, including our named executive officers. The exercise price per share of these options is equal to or higher than the initial public offering price per share.

The 2009 Stock Plan is administered by the Compensation Committee, which has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the 2009 Stock Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Under the 2009 Stock Plan, the Compensation Committee may grant non-qualified stock options and incentive stock options, stock appreciation rights and other stock-based awards. Prior to the payment of any performance-based award, the Compensation Committee, or its delegate, will certify that the applicable performance goals have been met. In connection with such certification, the Compensation Committee, or its delegate, may decide to pay amounts, which are less than the award otherwise payable for achievement of the applicable performance goals; provided that the Compensation Committee shall have the authority to waive any applicable performance goal.

Except as otherwise provided in an award agreement or otherwise determined by the Compensation Committee, in the event of a Change of Control (as defined in the 2009 Stock Plan) or similar corporate transaction (whether or not involving a permitted holder), with respect to any outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions, the Compensation Committee may accelerate, vest, or cause the restrictions to lapse with all or any portion of an award, may cancel awards for fair value, may provide for the issuance of substitute awards or may provide that the stock options shall be exercisable for all shares subject thereto for a period of at least 10 days prior to the Change of Control and that, upon the occurrence of the Change of Control, the stock options shall terminate and be of no further force or effect. See “Potential Payments upon Termination or Change-in-Control” below for information regarding the treatment upon a Change of Control of unvested option awards that were outstanding under the 2009 Stock Plan on December 31, 2009.

Outstanding Equity Awards at 2009 Fiscal-Year End

The following table provides information with respect to holdings of equity-based awards held by the named executive officers at 2009 fiscal-year end:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
H. Lynn Massingale, M.D.(1)
	116,609	18,437	—	12.00	12/15/19	—	—	—	—
	251,029	52,816	—	14.93	12/15/19	—	—	—	—
	—	—	—	—	—	14,682	$205,845	—	—

Greg Roth(2)
	131,471	34,257	—	12.00	12/15/19	—	—	—	—
	274,743	98,136	—	14.93	12/15/19	—	—	—	—
	—	—	—	—	—	27,281	$382,479	—	—

David P. Jones(3)
	49,232	21,255	—	12.00	12/15/19	—	—	—	—
	97,706	60,888	—	14.93	12/15/19	—	—	—	—
	—	—	—	—	—	16,926	$237,309	—	—

Stephen Sherlin(1)
	8,654	1,368	—	12.00	12/15/19	—	—	—	—
	18,630	3,920	—	14.93	12/15/19	—	—	—	—
	—	—	—	—	—	1,090	$15,278	—	—

Heidi S. Allen(4)
	19,217	21,691	—	12.00	12/15/19	—	—	—	—
	29,906	62,142	—	14.93	12/15/19	—	—	—	—
	—	—	—	—	—	17,274	$242,177	—	—

(1)	The option awards for Dr. Massingale and Mr. Sherlin vest daily on a pro rata basis through November 23, 2010.
(2)	The option awards for Mr. Roth vest daily on a pro rata basis through November 23, 2010 for 438,893 of the options and through May 18, 2013 for 99,714 of the options.
(3)	The option awards for Mr. Jones vest daily on a pro rata basis through November 23, 2010 for 129,367 of the options and through May 18, 2013 for 99,714 of the options.
(4)	The option awards for Ms. Allen vest daily on a pro rata basis through June 23, 2013.

Option Exercises and Stock Vested in 2009

The following restricted equity units in Team Health Holdings vested for the named executive officers during fiscal year 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
H. Lynn Massingale, M.D.
Class B units	—	—	5,272	$301,161
Class C units	—	—	7,381	280,272
Common stock	—	—	718	9,715

Greg Roth
Class B units	—	—	7,241	$413,641
Class C units	—	—	10,138	384,949
Common stock	—	—	881	11,923

David P. Jones
Class B units	—	—	3,523	$201,249
Class C units	—	—	4,933	187,290
Common stock	—	—	375	5,071

Stephen Sherlin
Class B units	—	—	391	$22,352
Class C units	—	—	548	20,802
Common stock	—	—	53	721

Heidi S. Allen
Class B units	—	—	2,625	$149,967
Class C units	—	—	3,676	139,574
Common stock	—	—	218	974

(1)	The Board has determined a fair market value of $57.12 and $37.97 per unit for Class B and Class C units, respectively, as of December 15, 2009, the date of the corporate conversion. The common stock value was determined by our daily stock price for the period from December 16, 2009 through December 31, 2009.

Nonqualified Deferred Compensation for 2009

The following table reflects activity in the SERP for the named executive officers during fiscal year 2009.

Name	Executive Contributions in Last FY(2) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
H. Lynn Massingale, M.D.	—	—	—	—	—
Greg Roth	—	—	—	—	—
David P. Jones(1)	$15,577	—	$20,841	$50	$91,254
Stephen Sherlin	—	—	—	—	—
Heidi S. Allen(1)	32,400	—	6,811	19	39,192

(1)	Mr. Jones and Ms. Allen were the only named executive officers that elected to participate in the SERP plan in 2009.

(2)	These amounts represent salary deferrals to the SERP and are included in the Salary column of the Summary Compensation Table.
(3)	All of the amounts shown under the Aggregate Balance at Last FYE column other than accumulated earnings and distributions were previously reported in the Summary Compensation Table.

In addition to the amount a SERP participant elects to defer to his or her account, a participant’s SERP account is credited (or charged) with an amount equal to the performance of certain hypothetical investment vehicles. These hypothetical investment vehicles are generally available to our employees participating in the 401(k) plan.

Potential Payments upon Termination or Change-in-Control

The following tables describe the potential payments and benefits under our compensation and benefit plans and contractual agreements to which the named executive officers would be entitled upon the occurrence of the specified triggering event on December 31, 2009.

Name	Involuntary Termination without Cause or Voluntary Termination for Good Reason	Voluntary Termination without Good Reason Following a Change of Control	Voluntary Termination without Good Reason	Death	Disability	Change of Control	Additional Value if Termination (other than for Cause) Following a Change of Control
H. Lynn Massingale, M.D.
Cash Severance Payment(1)	$3,838,188	$2,558,792	$—	$2,558,792	$2,558,792	$—	$—
Continuing Medical Benefits	32,643	21,762	—	21,762	21,762	—	—
Acceleration of Equity Awards	—	243,088	—	—	—	$243,088	—
Tax Reimbursement Relating to IRC Section 83 Election(2)	11,052	11,052	11,052	11,052	11,052	—	—
Excise Tax Gross-up(3)	—	—	—	—	—	—	—

Total Termination Benefits	$3,881,883	$2,834,694	$11,052	$2,591,606	$2,591,606	$243,088	$—

(1)	Represents (a) the sum of an amount equal to three times his base salary and an amount equal to three times his annual bonus in the event of involuntary termination without cause or voluntary termination for good reason, (b) the sum of an amount equal to two times his base salary, an amount equal to two times his annual bonus in the event of voluntary termination without good reason within one year following a change of control and (c) the sum of an amount equal to two times his base salary and an amount equal to two times his annual bonus less the amount of estimated life or disability insurance proceeds, as applicable, in the event of termination as a result of death or disability (in each case, as further described under the “Summary of Severance Arrangements” below).
(2)	Represents the reimbursement payable by us for any U.S. federal or state income taxes paid by Dr. Massingale with respect to the fair market value of the unvested units as of the grant date as reported by Dr. Massingale pursuant to his election under Section 83 of the Internal Revenue Code. See “Summary of Severance Arrangements—Restricted Unit Award Agreement” below.
(3)	Dr. Massingale’s employment agreement also provides that, in the event his employment is terminated for any reason (other than by us for cause) during the one-year period following a change of control, we will indemnify him against any excise taxes that may be imposed under Section 4999 of the Internal Revenue Code on any payments or benefits to be received by him from us so that he will be in the same position as if no such taxes had been imposed. See “Summary of Severance Arrangements—Dr. Massingale’s Employment Agreement.” This amount represents the tax indemnity we would be required to pay under the terms of Dr. Massingale’s employment agreement. No such excise taxes would have been due assuming Dr. Massingale’s employment was terminated on December 31, 2009.

Name	Involuntary Termination without Cause or Voluntary Termination for Good Reason	Voluntary Termination without Good Reason	Involuntary Termination for Cause Following a Change of Control	Involuntary Termination without Cause Following a Change of Control	Change of Control
Greg Roth
Cash Severance Payment(1)	$3,861,639	$—	$3,861,639	$3,861,639	$—
Continuing Medical Benefits	14,919	—	14,919	14,919	—
Acceleration of Equity Awards	—	—	451,678	451,678	451,678
Tax Reimbursement Relating to IRC Section 83 Election(2)	44,869	44,869	—	44,869	—
Excise Tax Gross-up(3)	—	—	—	—	—

Total Termination Benefits	$3,921,427	$44,869	$4,328,236	$4,373,105	$451,678

(1)	Represents (a) the sum of an amount equal to three times his base salary and an amount equal to three times his annual bonus in the event of involuntary termination without cause or voluntary termination for good reason, (b) the sum of an amount equal to three times his base salary, an amount equal to three times his annual bonus in the event of voluntary termination without good reason within one year following a change of control and (c) the sum of an amount equal to three times his base salary and an amount equal to three times his annual bonus less the amount of estimated life or disability insurance proceeds, as applicable, in the event of termination as a result of death or disability (in each case, as further described under the “Summary of Severance Arrangements” below).
(2)	Represents the reimbursement payable by us for any U.S. federal or state income taxes paid by Mr. Roth with respect to the fair market value of the unvested units as of the grant date as reported by Mr. Roth pursuant to his election under Section 83 of the Internal Revenue Code. See “Summary of Severance Arrangements—Restricted Unit Award Agreement” below.
(3)	Mr. Roth’s employment agreement also provides that, in the event his employment is terminated for any reason (other than by us for cause) during the one-year period following a change of control, we will indemnify him against any excise taxes that may be imposed under Section 4999 of the Internal Revenue Code on any payments or benefits to be received by him from us so that he will be in the same position as if no such taxes had been imposed. See “Summary of Severance Arrangements—Mr. Roth’s Employment Agreement.” This amount represents the tax indemnity we would be required to pay under the terms of Mr. Roth’s employment agreement. No such excise taxes would have been due assuming Mr. Roth’s employment was terminated on December 31, 2009.

Name	Involuntary Termination without Cause or Voluntary Termination for Good Reason	Voluntary Termination without Good Reason	Involuntary Termination for Cause Following a Change of Control	Involuntary Termination without Cause Following a Change of Control	Change of Control
David P. Jones
Cash Severance Payment(1)	$1,426,890	$—	$1,426,890	$1,426,890	$—
Continuing Medical Benefits	29,620	—	29,620	29,620	—
Acceleration of Equity Awards	—	—	280,242	280,242	280,242
Tax Reimbursement Relating to IRC Section 83 Election(2)	26,522	26,522	—	26,522	—

Total Termination Benefits	$1,483,032	$26,522	$1,736,752	$1,763,274	$280,242

Stephen Sherlin
Cash Severance Payment(1)	$527,693	$—	$527,693	$527,693	$—
Continuing Medical Benefits	21,762	—	21,762	21,762	—
Acceleration of Equity Awards	—	—	18,041	18,041	18,041
Tax Reimbursement Relating to IRC Section 83 Election(2)	820	820	—	820	—

Total Termination Benefits	$550,275	$820	$567,496	$568,316	$18,041

Heidi S. Allen
Cash Severance Payment(1)	$1,109,786	$—	$1,109,786	$1,109,786	$—
Continuing Medical Benefits	29,620	—	29,620	29,620	—
Acceleration of Equity Awards	—	—	285,993	285,993	285,993
Tax Reimbursement Relating to IRC Section 83 Election(2)	31,897	31,897	—	31,897	—

Total Termination Benefits	$1,171,303	$31,897	$1,425,399	$1,457,269	$285,993

(1)	Represents the sum of an amount equal to two times the executive officer’s base salary and an amount equal to two times the executive officer’s annual bonus (as further described under the “Summary of Severance Arrangements” below).
(2)	Represents the reimbursement payable by us for any U.S. federal or state income taxes paid by the executive officer with respect to the fair market value of the unvested units as of the grant date as reported by the executive officer pursuant to his or her election under Section 83 of the Internal Revenue Code. See “Summary of Severance Arrangements—Restricted Unit Award Agreement” below.

Summary of Severance Arrangements

As discussed above, each of our named executive officers has an employment agreement. The following is a summary of certain payments and benefits that would be provided to the named executive officers upon certain terminations of employment or, as applicable, following a change of control of the company.

Dr. Massingale’s Employment Agreement

Involuntary Termination without Cause or Voluntary Termination for Good Reason. In the event Dr. Massingale’s employment is terminated by us without “cause” or he resigns for “good reason” (as such terms are defined in his employment agreement and summarized below), in each case subject to continued compliance with the restrictive covenants described below, we will provide him with:

•	a pro rata portion of his annual bonus for the current bonus period calculated through the date of termination;

•

an amount equal to three times his base salary plus an amount equal to three times his annual bonus (based on the average bonus that he received during the two most recently completed bonus periods, provided that the pro-rata bonus payable upon his termination will be used to calculate the average bonus if it is greater than either of the bonuses he received during the two most recently completed bonus periods) paid in 12 equal monthly installments beginning on the date of termination; and

•

an amount equal to the aggregate premiums that would be necessary to continue group medical benefits provided to Dr. Massingale and his applicable family members for 36 months, paid in 36 equal monthly installments, beginning on the date of termination.

Termination as a Result of Death or Disability or Voluntary Termination without Good Reason following a Change of Control. In the event Dr. Massingale’s employment is terminated due to his death or by us as a result of his “disability” (as such term is defined in his employment agreement), or if he resigns without good reason within one year following a change of control, in each case, subject to continued compliance with the restrictive covenants described below, we will provide him or in the event of his death, his estate, with:

•	a pro rata portion of his annual bonus for the current bonus period calculated through the date of termination;

•

an amount equal to two times his base salary plus an amount equal to two times his annual bonus (based on the average bonus that he received during the two most recently completed bonus periods, provided that the pro rata bonus payable upon his termination will be used to calculate the average bonus if it is greater than either of the bonuses he received during the two most recently completed bonus periods) paid in 12 equal monthly installments (or, in the case of his death, 24 equal monthly installments) beginning on the date of termination; and

•

an amount equal to the aggregate premiums that would be necessary to continue group medical benefits provided to Dr. Massingale and his applicable family members for 24 months, paid in 36 equal monthly installments (or, in the case of his death, 24 equal monthly installments), beginning on the date of termination.

These payments, however, will be reduced by the amount of any life or disability proceeds that are paid to Dr. Massingale (or his estate) from any life insurance or disability insurance policy that we maintain for his benefit.

Termination for Any Reason following a Change of Control. In the event Dr. Massingale’s employment is terminated for any reason (other than by us for cause) during the one-year period following a change of control, we will indemnify him against any excise taxes that may be imposed under Section 4999 of the Internal Revenue Code on any payments or benefits to be received by him from us so that he will be in the same position as if no such taxes had been imposed. In addition, if, within the one-year period following a change of control, any payments due to Dr. Massingale, as a result of the termination of his employment for any reason (other than by us for cause, or as a result of his death or disability), are required to be delayed for six months in order to comply with the requirements of Section 409A of the Internal Revenue Code, then we will contribute an amount equal to the payments into a rabbi trust and the amounts contributed to the trust will be required to be delivered to Dr. Massingale on the date that is six months and one day after his separation of service with us.

Accelerated Vesting upon a Change of Control. Upon the occurrence of a change of control, Dr. Massingale’s outstanding equity awards will become fully vested.

Restrictive Covenants. As a result of the restrictive covenants contained in his employment agreement, Dr. Massingale agreed not to disclose our confidential information at any time, and, for the period during which he provides services to us and for the two-year period thereafter (or, if he is terminated by us without cause or if he resigns for good reason, for the one-year period thereafter), he has also agreed not to solicit our employees or contractors, compete with us or interfere with our business.

Mr. Roth’s Employment Agreement

Involuntary Termination without Cause, Voluntary Termination for Good Reason. In the event Mr. Roth’s employment is terminated by us without “cause” or he resigns for “good reason” (as such terms are defined in his employment agreement and summarized below), in each case, subject to continued compliance with the restrictive covenants described below, we will provide Mr. Roth with:

•

an amount equal to three times his base salary plus an amount equal to three times his annual bonus (based on the average bonus that he received during the two most recently completed bonus periods) paid in 12 equal monthly installments beginning on the date of termination; and

•

an amount equal to the aggregate premiums that would be necessary to continue group medical benefits provided to Mr. Roth and his applicable family members for 36 months, paid in 36 equal monthly installments, beginning on the date of termination.

In addition, if, within the one-year period following a change of control, any payments due to Mr. Roth as a result of the termination of his employment by us without cause or by him for good reason, are required to be delayed for six months in order to comply with the requirements of Section 409A of the Internal Revenue Code, then we will contribute an amount equal to the payments into a rabbi trust and the amounts contributed to the trust will be required to be delivered to Mr. Roth on the date that is six months and one day after his separation from us. Furthermore, in the event such termination occurs during the one-year period following a change of control, we will indemnify him against any excise taxes that may be imposed under Section 4999 of the Internal Revenue Code on any payments or benefits to be received by him from us so that he will be in the same position as if no such taxes had been imposed.

Involuntary Termination by us following a Change of Control. In the event Mr. Roth’s employment is terminated by us for any reason (other than by us without cause, or as a result of his death or disability) during the one-year period following a change of control, in each case, subject to continued compliance with the restrictive covenants described below, we will provide Mr. Roth with:

•

an amount equal to two times his base salary plus an amount equal to two times his annual bonus (based on the average bonus that he received during the two most recently completed bonus periods) paid in 12 equal monthly installments beginning on the date of termination; and

•

an amount equal to the aggregate premiums that would be necessary to continue group medical benefits provided to Mr. Roth and his applicable family members for 24 months, paid in 36 equal monthly installments, beginning on the date of termination.

Accelerated Vesting upon a Change of Control. In addition, under the applicable award agreements, upon the occurrence of a change of control, Mr. Roth’s outstanding equity awards will become fully vested.

Restrictive Covenants. As a result of the restrictive covenants contained in his employment agreement, Mr. Roth has agreed not to disclose our confidential information at any time, and, for the period during which he provides services to us and for the two-year period thereafter, Mr. Roth has also agreed not to solicit our employees or contractors, compete with us or interfere with our business.

Employment Agreements for Messrs. Jones, Sherlin and Ms. Allen

Involuntary Termination without Cause, Voluntary Termination for Good Reason or Involuntary Termination by us following a Change of Control. In the event one of the above-named named executive officer’s employment is terminated by us without “cause” or the executive resigns for “good reason” (as such terms are defined in the executive’s employment agreement and summarized below), or the executive’s employment is terminated by us for any reason (other than death or disability) during the one-year period following a change of control, in each case, subject to continued compliance with the restrictive covenants described below, we will provide the executive with:

•

an amount equal to two times the executive’s base salary plus an amount equal to two times the executive’s annual bonus (based on the average bonus that the executive received during the two most recently completed bonus periods) paid in 24 equal monthly installments beginning on the date of termination; and

•

an amount equal to the aggregate premiums due that would be necessary to continue group medical benefits provided to the executive and the executive’s applicable family members for 24 months, paid in 24 equal monthly installments, beginning on the date of termination.

Accelerated Vesting upon a Change of Control. In addition, under the applicable award agreements, upon the occurrence of a change of control, each of the above-named executive officer’s outstanding equity awards will become fully vested.

Restrictive Covenants. As a result of the restrictive covenants contained in the employment agreements with the above-named executive officers, each such executive officer has agreed not to disclose our confidential information at any time, and, for the period during which the executive officer provides services to us and for the two-year period thereafter, the executive officer has also agreed not to solicit our employees or contractors, compete with us or interfere with our business.

The term “good reason” is generally defined in all of our employment agreements with our named executive officers to mean (1) a substantial adverse change to the executive’s primary responsibilities (which, in the case of Dr. Massingale and Messrs. Roth and Jones, would also include an adverse change in the executive’s authority), (2) reduction of the executive’s base salary or our failure to make bonus payments in accordance with the terms of the executive’s employment agreement, (3) relocation of the executive to a place of business more than 50 miles away from the executive’s current place of business, (4) any other material breach by us of the executive’s employment agreement or (5) in the case of Dr. Massingale and Mr. Roth only, if we deliver a notice of non-renewal of the executive’s employment term. Notwithstanding the foregoing, upon receiving notice from an executive that an occurrence constituting good reason has occurred, we will have 20 days (or, in the case of Dr. Massingale, 10 days) following receipt of such notice to cure such event.

The term “cause” is generally defined in all of our employment agreements with our named executive officers to mean (1) the executive’s conviction of or the entering into a guilty plea or plea of no contest with respect to a felony, or any other crime involving fraud, dishonesty, or moral turpitude and which is materially detrimental to us or materially affects the executive’s ability to perform his duties, (2) the executive’s intentional neglect of or material inattention to executive’s duties and which neglect remains uncorrected for more than ten days following notice from us, (3) the commission of an intentional and material act to defraud us or embezzlement or dishonesty against us or (4) the executive willfully impedes or endeavors to influence, obstruct or impede or fails to materially cooperate with an investigation authorized by us, a self-regulatory organization or a governmental department or agency.

Mr. Sherlin has indicated that he intends to retire effective May 1, 2010.

Restricted Unit Award Agreement

As discussed under the “Compensation Discussion and Analysis—Long Term Incentive Compensation,” in the past we have granted restricted units as equity incentive awards to each of our named executive officers. Pursuant to the restricted unit award agreement governing the terms of such awards, if the executive officer’s employment with us is terminated, the restricted units will, to the extent not then vested, be forfeited by the executive officer without consideration. Any executive officer terminated for any reason other than for cause will receive reimbursements for any U.S. federal or state income taxes paid by the executive officer with respect to the fair market value of such forfeited restricted units as of the grant date as reported by the executive officer pursuant to his or her election under Section 83 of the Internal Revenue Code.

DIRECTOR COMPENSATION

We have historically paid an annual cash retainer of $40,000 to our non-employee directors (other than Sponsor-affiliated directors). We also granted 2,042 Class B units and 2,858 Class C units to each of these directors in 2006, and, in connection with our corporate conversion, these units were exchanged for shares of common stock and stock options with the vesting characteristics of the exchanged units. We have not paid any director compensation to our employee directors and Sponsor-affiliated directors. We intend to continue to pay a cash retainer to our non-employee directors (other than Sponsor-affiliated directors) for serving as directors and an additional cash payment for serving as a committee chair, and we expect to grant equity-based awards to such directors under the 2009 Stock Plan. As discussed under “Transactions with Related Persons-Amended and Restated Transaction and Monitoring Fee Agreement,” certain of our executive officers and directors received a portion of the lump sum payment that we made to our Sponsor as a result of our initial public offering.

The following table summarizes all compensation for our non-employee directors (other than Sponsor-affiliated directors) for fiscal year 2009. The employee directors and Sponsor-affiliated directors receive no additional compensation for serving on the Board or its committees and, as a result, are not listed in the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Earl P. Holland	$40,000	73,021	169,020	—	—	—	$282,041
Glenn A. Davenport	40,000	73,021	169,020	—	—	—	282,041

(1)	These amounts reflect annual retainer payments.
(2)	In connection with the corporate conversion that took place prior to our initial public offering, each outstanding Class B unit and Class C unit was automatically converted into a number of shares of our common stock calculated based upon the valuation of the company derived from the initial public offering price. The shares of common stock that were issued in respect of any Class B units or Class C units that remained unvested at the time of the corporate conversion are restricted and, accordingly, are subject to the same vesting schedule that previously applied to the corresponding Class B units or Class C units. The fair value of these shares was equal to the fair value of the Class B and Class C units held prior to the conversion.
(3)	On December 15, 2009, each of Messrs. Holland and Davenport was granted options to purchase 10,022 shares of our common stock at an exercise price of $12.00 per share (of which options with respect to 8,587 shares were fully vested upon grant and of which options with respect to the remaining 1,435 shares will become vested on a daily pro rata basis during the period between December 15, 2009 and November 22, 2010) and options to purchase 22,550 shares of our common stock at an exercise price of $14.93 per share (of which options with respect to 18,439 shares were fully vested upon grant and of which options with respect to the remaining 4,111 shares will become vested on a daily pro rata basis during the period between December 15, 2009 and November 22, 2010). The value of these awards consists of (a) the fair value of the common stock and options to acquire shares of our common stock that were received in connection with the corporate conversion which was equal to the fair value of the Class B and Class C units held prior to the conversion and (b) the incremental fair value of options to acquire shares of our common stock that were granted in addition to the options received as part of the corporate conversion. The incremental fair value of these additional options on the date of the grant was $16,070 for both Messrs. Holland and Davenport.

OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information regarding the beneficial ownership of our common stock as of March 1, 2010 by: (1) each person known by us to own beneficially more than 5% of our common stock, (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

As of March 1, 2010, there were 64,396,000 shares of our common stock outstanding.

Name of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Principal Shareholder
Ensemble Parent LLC(1)	44,286,562	68.8%
Wellington Management Company, LLP(2)	3,655,612	5.7
Directors and Executive Officers
H. Lynn Massingale, M.D(3)	1,430,202	2.2
Greg Roth(4)	725,944	1.1
David P. Jones(5)	347,373	*
Stephen Sherlin(6)	171,312	*
Heidi S. Allen(7)	81,815	*
Earl P. Holland(8)	55,017	*
Glenn A. Davenport(9)	74,742	*
Neil P. Simpkins(1)	—	—
Michael A. Dal Bello(1)	—	—
All directors and executive officers as a group (9 persons)(10)	2,886,404	4.5%

*	Less than 1%.
(1)

Based on a Schedule 13G filed by Ensemble Parent LLC on February 16, 2010, whose address is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154. Ensemble Parent LLC directly holds 44,286,562 shares of common stock. The membership interests in Ensemble Parent LLC are held by Blackstone Capital Partners IV L.P., Blackstone Capital Partners IV-A L.P., Blackstone Family Investment Partnership IV-A L.P., and Blackstone Participation Partnership IV, L.P., with the majority of the membership interests held by Blackstone Capital Partners IV L.P. The general partner of Blackstone Capital Partners IV L.P. is Blackstone Management Associates IV L.L.C. The majority of the membership interests in Blackstone Management Associates IV L.L.C. are held by Blackstone Holdings III L.P. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is controlled by Mr. Schwarzman, one of its founders. Mr. Simpkins is a member of Blackstone Management Associates IV L.L.C. and Mr. Dal Bello is an employee of Blackstone Management Associates IV L.L.C.

Each of the Blackstone Funds, BMA and Messrs. Simpkins and Dal Bello disclaim beneficial ownership of any shares of our common stock beneficially owned by Ensemble Parent LLC.
(2)	Based on a review of a Schedule 13G filed on February 12, 2010, by Wellington Management Company, LLP, whose address is 75 State Street, Boston, Massachusetts 02109. Wellington Management Company, LLP may be deemed to beneficially own these shares which are held of record by its clients, to which it acts as investment advisor.
(3)	Includes 475,655 directly held shares of common stock. Also includes 17,799 shares of common stock held by family members and 936,748 shares of common stock held in various trusts and other investment vehicles as to which Dr. Massingale disclaims beneficial ownership. Shares beneficially owned by Dr. Massingale include 11,988 unvested restricted shares and 393,568 shares issuable upon the exercise of options, which he has the right to acquire within 60 days of March 1, 2010.
(4)	Shares beneficially owned by Mr. Roth include 23,975 unvested restricted shares and 438,035 shares issuable upon the exercise of options, which he has the right to acquire within 60 days of March 1, 2010.
(5)	Shares beneficially owned by Mr. Jones include 15,520 unvested restricted shares and 160,473 shares issuable upon the exercise of options, which he has the right to acquire within 60 days of March 1, 2010.
(6)	Shares beneficially owned by Mr. Sherlin include 890 unvested restricted shares and 29,208 shares issuable upon the exercise of options, which he has the right to acquire within 60 days of March 1, 2010.
(7)	Shares beneficially owned by Ms. Allen include 16,458 unvested restricted shares and 56,979 shares issuable upon the exercise of options, which she has the right to acquire within 60 days of March 1, 2010.
(8)	Shares beneficially owned by Mr. Holland include 890 unvested restricted shares and 29,208 shares issuable upon the exercise of options, which he has the right to acquire within 60 days of March 1, 2010.
(9)	Shares beneficially owned by Mr. Davenport include 890 unvested restricted shares and 29,208 shares issuable upon the exercise of options, which he has the right to acquire within 60 days of March 1, 2010.
(10)	Excludes beneficial ownership disclaimed by the Blackstone directors for purposes of this calculation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and written representations from our executive officers, directors and our Sponsor, except as described below, we believe that our executive officers, directors and Sponsor complied with all Section 16(a) filing requirements during 2009. The initial Form 3 filing by each of our executive officers, directors and Sponsor was made one day late as a result of pricing the initial public offering at a time after the SEC filing deadline for such day. The pricing of the initial public offering was the key determinant for converting the prior limited liability company interests into shares of common stock. Thus, the various Form 3s could not be filed until the offering price had been determined.

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a written Related Person Transaction Policy to assist it in reviewing, approving and monitoring related person transactions and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as the Corporate Governance Guidelines and our Code of Conduct.

The Related Person Transaction Policy provides that all related person transactions covered by the Policy are prohibited, unless approved or ratified by any committee of the Board composed solely of independent directors who are disinterested or by the disinterested members of the Board. A Related Party (as defined as any person described in paragraph (a) of Item 404 of Regulation S-K and as under the Related Person Transaction Policy) must disclose to any Committee of the Board composed solely of independent directors or to the disinterested members of the Board, as appropriate, any Related Party Transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which such Related Party had or will have a direct or indirect material interest and all material facts with respect thereto.

Stockholders’ Agreement

We entered into a stockholders’ agreement in 2009 that granted our Sponsor, through Ensemble Parent LLC (and its permitted assigns), the right to designate directors to our Board as follows: (i) at least a majority of the total number of directors comprising our Board at such time as long as our Sponsor and its affiliates and/or permitted assigns, directly or indirectly, collectively beneficially owns 50% or more of the voting power of all shares of our capital stock entitled to vote generally in the election of our directors; (ii) 40% of the total number of directors comprising our Board at such time as long as our Sponsor and its affiliates and/or permitted assigns, directly or indirectly, collectively beneficially owns 40% or more of the voting power of all shares of our capital stock entitled to vote generally in the election of our directors; (iii) 30% of the total number of directors comprising our Board at such time as long as our Sponsor and its affiliates and/or permitted assigns, directly or indirectly, collectively beneficially owns 30% or more of the voting power of all shares of our capital stock entitled to vote generally in the election of our directors; (iv) 20% of the total number of directors comprising our Board at such time as long as our Sponsor and its affiliates and/or permitted assigns, directly or indirectly, collectively beneficially owns 20% or more of the voting power of all shares of our capital stock entitled to vote generally in the election of our directors; and (v) 10% of the total number of directors comprising our Board at such time as long as our Sponsor and its affiliates and/or permitted assigns, directly or indirectly, collectively beneficially owns 5% or more of the voting power of all shares of our capital stock entitled to vote generally in the election of our directors. For purposes of calculating the number of directors that Ensemble Parent LLC and its affiliates and/or permitted assigns are entitled to designate pursuant to the formula outlined above, any fractional amounts would be rounded up to the nearest whole number and the calculation would be made on a pro forma basis, taking into account any increase in the size of our Board (e.g., one and one quarter (1 1/4) directors shall equate to two (2) directors). In addition, our Sponsor, through Ensemble Parent LLC, shall have the right to remove and replace its director-designees at any time and for any reason and to designate any individual(s) to fill any such vacancies.

Registration Rights Agreement

We entered into a registration rights agreement in 2009 with Ensemble Parent LLC and the members of management who previously owned Class A units. Pursuant to this registration rights agreement, our Sponsor, through Ensemble Parent LLC, will have an unlimited number of demand registration rights, which, when and if exercised, will require us to register the shares of common stock beneficially owned by them with the SEC for sale by them to the public. We are not obligated to file a registration statement relating to any request to register shares pursuant to such demand registration rights within a period of 180 days after the effective date of any other registration statement we file pursuant to such demand registration rights (including the registration statement in connection with our initial public offering). In addition, in the event that we are registering additional shares of common stock for sale to the public in connection with any such demand registration, we are required to give notice of such registration to all members of management who received shares of common stock in exchange for the Class A units formerly held by them in the corporation conversion, and such persons have piggyback registration rights providing them the right to have us include the shares of common stock owned by them in any such registration. In each such event, we are required to pay the registration expenses.

Amended and Restated Transaction and Monitoring Fee Agreement

Prior to our initial public offering, an affiliate of our Sponsor (which we refer to herein as the “Advisor”) entered into an amended and restated transaction and monitoring fee agreement with us relating to certain monitoring, advisory and consulting services that the Advisor provided to us. These monitoring services included, among other things, (i) advice regarding the structure, terms, conditions and other provisions, distribution and timing of debt and equity offerings and advice regarding relationships with our and our subsidiaries’ lenders and bankers, (ii) advice regarding dispositions and/or acquisitions and (iii) such other advice directly or indirectly related to the financial advisory services described above as we may have reasonably requested. The annual monitoring fee payable under this agreement was in amounts up to $4.5 million. Additionally, we agreed to reimburse the Advisor and each of its affiliates for their out-of-pocket expenses in connection with the monitoring services rendered under the agreement and the ownership and subsequent transfer by our Sponsor of equity interests in the Company. We paid a monitoring fee of $3.4 million in 2009.

The transaction and monitoring fee agreement also provided for a right of first refusal to the Advisor to provide us with services as a financial advisor, consultant, investment banker or any similar advisor in connection with any merger, acquisition, disposition, recapitalization, issuance of securities, financing or any similar transaction. Under the transaction and monitoring fee agreement, we have agreed to indemnify the Advisor and its affiliates and their respective partners, members, officers, directors, employees, agents and representatives for any and all losses relating to the services contemplated by the transaction and monitoring fee agreement and the engagement of the Advisor pursuant to, and the performance by the Advisor of the services contemplated by, the transaction and monitoring fee agreement.

In connection with the initial public offering of our stock, which was a sale of all or substantially all of our assets or a change of control, the Advisor received, in lieu of payment of the ongoing monitoring fee, a lump sum payment equal to the present value (using a discount rate equal to the yield to maturity on the date of notice of such election of the class of outstanding U.S. government bonds having a final maturity closest to the tenth anniversary of such notice of election) of all then-current and future monitoring fees payable under the agreement (assuming that the agreement terminated on the tenth anniversary of the notice of election). As a result, the Advisor no longer provides monitoring services and we no longer pay the monitoring fees.

As a result of the initial public offering on December 21, 2009, our Sponsor received a lump sum payment of approximately $32.7 million in the aggregate, of which the members of management and others who previously held Class A common units prior to the conversion of our Company from a Delaware limited liability company to a corporation organized under the laws of the State of Delaware received approximately $3.2 million in the aggregate from our Sponsor. The payment to the members of management and others was made to each such person on a pro rata basis based on the shares of our common stock owned by such person after the corporate conversion and immediately prior to the consummation of the initial public offering. Certain of our executive officers and directors received a portion of the lump sum payment as follows: Dr. Massingale approximately $690,700, Mr. Roth approximately $191,900, Mr. Jones approximately $124,500, Mr. Sherlin approximately $94,700, Ms. Allen approximately $16,500, Mr. Holland approximately $17,200, Mr. Davenport approximately $30,300 and other employees and shareholders (152 individuals) approximately $2.0 million in the aggregate.

Continuing Arrangements

Effective through March 31, 2010 we leased office space for our corporate headquarters from Winston Road Properties, an entity that is owned by seven individuals, including Dr. H. Lynn Massingale, our Executive Chairman and one of our board members who has a 10% ownership stake in Winston Road Properties. We paid $0.8 million in 2009 to Winston Road Properties in connection with the lease agreement.

Core Trust Purchasing Group Participation Agreement

On November 20, 2006, we entered into a three-year participation agreement (“participation agreement”) with Core Trust Purchasing Group (“CPG”) designating CPG as exclusive agent for the purchase of certain indirect products and services. CPG is a “group purchasing organization” which secures from vendors pricing terms for goods and services that are believed to be more favorable than participants could obtain for themselves on an individual basis. Under the participation agreement we must purchase 80% of the requirements of our participating locations for core categories of specified products and services, through CPG or CPG may terminate the contract. In connection with purchases by its participants (including us), CPG receives a commission from the vendor in respect of purchases. Although CPG is not affiliated with Blackstone, in consideration for Blackstone’s facilitating participation generally by its portfolio companies with CPG and monitoring the services CPG provides to such portfolio companies, CPG generally remits a portion of the commissions received from vendors in respect of such purchases to an affiliate of Blackstone. However, since we are a supplier of outsourced services healthcare, our purchases made under the participation agreement do not result in any commissions being paid to Blackstone.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2011 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, Team Health Holdings, Inc., 265 Brookview Centre Way, Suite 400, Knoxville, Tennessee 37919. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2011 Annual Meeting Proxy Statement and form of proxy to be made available in April 2011, a proposal must be received by our Corporate Secretary on or before December 17, 2010.

For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Corporate Secretary, and, in the case of business other than nominations of persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from the anniversary date of the previous year’s meeting, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this section to the contrary, if the number of directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Corporate Secretary not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Company. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2011 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can request prompt delivery of a copy of the proxy statement and annual report by contacting Heidi Allen, 265 Brookview Centre Way, Suite 400, Knoxville, Tennessee 37919, (865) 293-5500.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Heidi Solomon Allen

Senior Vice President, General Counsel

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.teamhealth.com) and click on “SEC Filings” under the “Investor Relations” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2009, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

265 Brookview Centre Way, Suite 400

Knoxville, Tennessee 37919

ANNEX A

TEAM HEALTH HOLDINGS, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

TEAM HEALTH HOLDINGS, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose.

The purpose of the TEAM HEALTH HOLDINGS, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) is to promote the interest of Team Health Holdings, Inc., a Delaware corporation (“TeamHealth”) and its stockholders by providing employees of TeamHealth and its Designated Subsidiaries with an opportunity to purchase Common Stock of TeamHealth through accumulated payroll deductions. By encouraging stock ownership, TeamHealth seeks to attract, retain and motivate employees and to encourage them to devote their best efforts to the business and financial success of TeamHealth. It is the intention of TeamHealth to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed in a manner consistent with the requirements of that section of the Code.

Section 2. Definitions.

For purposes of the Plan, the following capitalized terms shall have the following meanings:

2.1 “Board of Directors” or “Board” means the Board of Directors of TeamHealth.

2.2 “Code” means the Internal Revenue Code of 1986, as amended.

2.3 “Committee” means the compensation committee of the Board, and shall consist solely of three or more Board members who are not employees of TeamHealth or any Subsidiary unless otherwise determined by the Board. If no compensation committee exists, or for any other reason as may be determined by the Board it decides to serve as the Committee, the Board shall be considered the Committee and may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.4 “Common Stock” means the common stock, $0.01 par value, of TeamHealth.

2.5 “Compensation” means all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

2.6 “Designated Subsidiary” means any Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

2.7 “Employee” means any individual who is an employee of TeamHealth or a Designated Subsidiary as the term is used in Treasury Regulation Section 1.423-2(e) and described in Treasury Regulation Section 1.421-1(h); PROVIDED, HOWEVER, EMPLOYEES WHO HAVE BEEN EMPLOYED LESS THAN THIRTY (30) DAYS PRIOR TO THE APPLICABLE OFFERING PERIOD, EMPLOYEES WHOSE CUSTOMARY EMPLOYMENT WITH TEAMHEALTH IS TWENTY (20) HOURS OR LESS PER WEEK, AND EMPLOYEES WHOSE CUSTOMARY EMPLOYMENT WITH TEAMHEALTH IS FOR NOT MORE THAN FIVE (5) MONTHS IN ANY CALENDAR YEAR SHALL NOT BE DEEMED EMPLOYEES FOR THE PURPOSES OF THIS PLAN. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by TeamHealth. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

2.8 “Enrollment Date” means the first Trading Day of each Offering Period.

2.9 “Exercise Date” means the last Trading Day of each Offering Period.

2.10 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

2.10.1 If there should be a public market for the Common Stock on such date, the closing price of the Common Stock as reported on such date on the composite tape of the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then the closing price on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

2.10.2 If the Common Stock is not listed or admitted on a national securities exchange, the arithmetic mean of the closing bid price and closing asked price for the Common Stock on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted.

2.10.3 If the day is not a Trading Day, and as a result, paragraphs 2.10.1 and 2.10.2 above are inapplicable, the “Fair Market Value” of the Stock shall be determined as of the next earlier Trading Day. If paragraphs 2.10.1 and 2.10.2 above are otherwise inapplicable, then the “Fair Market Value” of the Common Stock shall be as determined in good faith by the Committee.

2.11 “Highly Compensated Employee” has the same meaning as the term is used in Section 414(q) of the Code.

2.12 “Offering Periods” means the period of approximately six (6) months during which an option shall be granted and may be exercised pursuant to the Plan, commencing on the first Trading Day on or after April 1st and October 1st of each year following the approval of the Plan by TeamHealth’s stockholders and the Board of Directors, and terminating on the last Trading Day in the periods ending six (6) months later from each beginning date. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

2.13 “Plan” means this Team Health Holdings, Inc. 2010 Employee Stock Purchase Plan.

2.14 “Purchase Price” means 95% of the Fair Market Value of a share of Common Stock on the Exercise Date of the current Offering Period; provided however, that the Purchase Price may be adjusted by the Board or the Committee pursuant to Section 20.

2.15 “Reserves” means the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

2.16 “Subsidiary” has the meaning set forth for “subsidiary corporation” in Section 424(f) of the Code, whereby a Subsidiary means any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.17 “TeamHealth” means Team Health Holdings, Inc., a Delaware corporation.

2.18 “Trading Day” means a day on which the New York Stock Exchange is open for trading.

Section 3. Eligibility.

3.1 Any individual who is an Employee of TeamHealth or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

3.2 Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan: (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to section 424(d) of the Code) would own stock of TeamHealth and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of TeamHealth or of any Subsidiary thereof; or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of TeamHealth and its Subsidiaries would accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Section 4. Offering Periods.

The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing and ending as set forth in Section 2.12, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence pursuant to Section 2.12. Subject to compliance with the requirements of Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

Section 5. Participation.

5.1 An eligible Employee may become a participant in the Plan by completing a Subscription Agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with TeamHealth’s payroll office prior to the applicable Enrollment Date.

5.2 Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date after TeamHealth receives the participant’s Subscription Agreement and shall end on the last payroll in the Offering Period to which such Subscription Agreement is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

Section 6. Payroll Deductions.

6.1 At the time a participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation that he or she receives on each payday during the Offering Period.

6.2 All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

6.3 A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with TeamHealth a new Subscription Agreement authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after TeamHealth’s receipt of the new Subscription Agreement unless TeamHealth elects to process a given change in participation more quickly. A participant’s Subscription Agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

6.4 Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

6.5 At the time the option is exercised, in whole or in part, or at the time some or all of TeamHealth’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for TeamHealth’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, TeamHealth may, but shall not be obligated to, withhold from the participant’s Compensation the amount necessary for TeamHealth to meet applicable withholding obligations, including any withholding of any tax or benefits that may be attributable to the sale or early disposition of Common Stock by the Employee.

Section 7. Grant of Option.

On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of TeamHealth’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, in no event will an eligible Employee be permitted to purchase more than a number of shares equal to the result of $25,000 divided by the Fair Market Value of TeamHealth’s Common Stock on the first Trading Day during such Offering Period (subject to adjustment upon changes in capitalization of TeamHealth as provided in Section 19 hereof ); and provided further that such purchase shall be subject to the limitations set forth in Sections 3.2 and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

Section 8. Exercise of Option.

8.1 Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant or, at the election of the participant, maintained in the Plan for use in subsequent Offering Periods. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

8.2 If the Committee determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed: (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period; or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Committee may in its sole discretion: (x) provide that TeamHealth shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect; or (y) provide that TeamHealth shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all other Offering Periods then in effect pursuant to Section 20 hereof. TeamHealth may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by TeamHealth’s shareholders subsequent to such Enrollment Date.

Section 9. Delivery.

Certificates evidencing the shares purchased upon exercise of a participant’s option will be issued by TeamHealth’s transfer agent as promptly as practicable after each Exercise Date on which a purchase of shares occurs. Notwithstanding the foregoing, shares purchased upon exercise of a participant’s option may be held electronically by an uncertificated book-entry by TeamHealth’s transfer agent or by the Plan administrator.

Section 10. Withdrawal.

10.1 A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to TeamHealth in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to TeamHealth a new Subscription Agreement.

10.2 A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by TeamHealth or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

Section 11. Termination of Employment.

Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

Section 12. Interest.

No interest shall accrue on the payroll deductions of a participant in the Plan.

Section 13. Stock

13.1 Subject to adjustment upon changes in capitalization of TeamHealth as provided in Section 19 hereof, the maximum number of shares of TeamHealth’s Common Stock which shall be made available for sale under the Plan shall be 600,000 shares.

13.2 The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

13.3 Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse jointly with the right or survivorship.

Section 14. Administration.

The Board or the Committee, as determined in the sole discretion of the Board, shall administer the Plan. The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

Section 15. Designation of Beneficiary.

15.1 A participant, in its Subscription Agreement, may designate a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

15.2 Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, TeamHealth shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of TeamHealth), TeamHealth, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to TeamHealth, then to such other person as TeamHealth may designate.

Section 16. Transferability.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that TeamHealth may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

Section 17. Use of Funds.

All payroll deductions received or held by TeamHealth under the Plan may be used by TeamHealth for any corporate purpose, and TeamHealth shall not be obligated to segregate such payroll deductions.

Section 18. Reports.

Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

Section 19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

19.1 Changes in Capitalization. Subject to any required action by the shareholders of TeamHealth, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by TeamHealth; provided, however, that conversion of any convertible securities of TeamHealth shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by TeamHealth of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

19.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of TeamHealth, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Exercise Date shall be before the date of TeamHealth’s proposed dissolution or liquidation. The Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19.3 Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of TeamHealth, or the merger of TeamHealth with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, unless the successor corporation refuses to do so. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) upon which the Offering Period then in progress shall end. The New Exercise Date shall be before the date of TeamHealth’s proposed sale or merger. The Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

Section 20. Amendment or Termination.

20.1 The Board of Directors or the Committee may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors or the Committee on any Exercise Date if the Board or the Committee determines that the termination of the Offering Period or the Plan is in the best interests of TeamHealth and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), TeamHealth shall obtain shareholder approval of any amendments to the Plan in such a manner and to such a degree as required.

20.2 Subject to compliance with the requirements of Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), but without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board or the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in TeamHealth’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan.

20.3 Subject to compliance with the requirements of Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), in the event the Board or the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

20.3.1 altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

20.3.2 shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

20.3.3 allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

Section 21. Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for TeamHealth with respect to such compliance.

As a condition to the exercise of an option, TeamHealth may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for TeamHealth, such a representation is required by any of the aforementioned applicable provisions of law.

Section 22. Term of Plan.

The Plan shall become effective upon the later to occur of its adoption by the Board of Directors or its approval by the shareholders of TeamHealth. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

Section 23. Notices.

All notices or other communications by a participant to TeamHealth under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by TeamHealth at the location, or by the person, designated by TeamHealth for the receipt thereof.

EXHIBIT A

TEAM HEALTH HOLDINGS, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application Enrollment Date:

                     Change in Payroll Deduction Rate

                     Change of Beneficiary(ies)

1. I hereby elect to participate in the Team Health Holdings, Inc. 2010 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribe to purchase shares of TeamHealth’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of             % of my Compensation on each payday (FROM 1% TO 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan (please note that no fractional percentages are permitted).

3. I understand that these payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):                     .

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the amount I received in such disposition over the price which I paid for the shares. I hereby agree to notify TeamHealth in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. TeamHealth may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to TeamHealth any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of: (l) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares; or (2) the excess of the fair market value of the shares at the time the Enrollment Date (the first day of the Offering Period during which I purchased such shares) over the purchase price which I paid for the shares. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)

(First) (Middle) (Last)

Relationship

(Address)

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Dated:
Spouse’s Signature (If beneficiary is other than spouse)

EXHIBIT B

TEAM HEALTH HOLDINGS, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Team Health Holdings, Inc. 2010 Employee Stock Purchase Plan which began on                     , 200         (the “Enrollment Date”) hereby notifies TeamHealth that he or she hereby withdraws from the Offering Period. He or she hereby directs TeamHealth to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to TeamHealth a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

ANNEX B

TEAM HEALTH HOLDINGS, INC.

2010 NONQUALIFIED STOCK PURCHASE PLAN

TEAM HEALTH HOLDINGS, INC.

2010 NONQUALIFIED STOCK PURCHASE PLAN

Section 1. Purpose.

The purpose of the TEAM HEALTH HOLDINGS, INC. 2010 NONQUALIFIED STOCK PURCHASE PLAN (the “Plan”) is to promote the interest of Team Health Holdings, Inc., a Delaware corporation (“TeamHealth”) and its stockholders by providing independent contractors who qualify as Participants (as defined below) with an opportunity to purchase Common Stock of TeamHealth. By encouraging stock ownership, TeamHealth seeks to attract, retain and motivate independent contractors to enter into long term arrangements to provide services to TeamHealth and to encourage them to devote their best efforts to the business and financial success of TeamHealth. This Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Section 2. Definitions.

For purposes of the Plan, the following capitalized terms shall have the following meanings:

2.1 “Board of Directors” or “Board” means the Board of Directors of TeamHealth.

2.2 “Code” means the Internal Revenue Code of 1986, as amended.

2.3 “Committee” means the compensation committee of the Board, and shall consist solely of three or more Board members who are not employees of TeamHealth or any Subsidiary unless otherwise determined by the Board. If no compensation committee exists, or for any other reason as may be determined by the Board it decides to serve as the Committee, the Board shall be considered the Committee and may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.4 “Common Stock” means the common stock, $0.01 par value, of TeamHealth.

2.5 “Designated Subsidiary” means any Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

2.6 “Enrollment Date” means the first Trading Day of each Offering Period.

2.7 “Exercise Date” means the last Trading Day of each Offering Period.

2.8 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

2.8.1 If there should be a public market for the Common Stock on such date, the closing price of the Common Stock as reported on such date on the composite tape of the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then the closing price on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

2.8.2 If the Common Stock is not listed or admitted on a national securities exchange, the arithmetic mean of the closing bid price and closing asked price for the Common Stock on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted.

2.8.3 If the day is not a Trading Day, and as a result, paragraphs 2.8.1 and 2.8.2 above are inapplicable, the “Fair Market Value” of the Stock shall be determined as of the next earlier Trading Day. If paragraphs 2.8.1 and 2.8.2 above are otherwise inapplicable, then the “Fair Market Value” of the Common Stock shall be as determined in good faith by the Committee.

2.9 “Offering Periods” means the period of approximately six (6) months during which an option shall be granted and may be exercised pursuant to the Plan, commencing on the first Trading Day on or after April 1st and October 1st of each year following the approval of the Plan by TeamHealth’s stockholders and the Board of

Directors, and terminating on the last Trading Day in the periods ending six (6) months later from each beginning date; provided, however, that the first Offering Period under the Plan shall mean the period of approximately three (3) months commencing on the first Trading Day on or after July 1, 2010 and terminating on the last Trading Day on or before September 30, 2010. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

2.10 “Participant” mean any individual who is an independent contractor who provides services to TeamHealth and/or its Designated Subsidiaries; PROVIDED, HOWEVER, THAT INDEPENDENT CONTRACTORS WHO HAVE PROVIDED INDEPENDENT CONTRACTOR SERVICES TO TEAMHEALTH AND/OR ITS DESIGNATED SUBSIDIARIES LESS THAN THIRTY (30) DAYS PRIOR TO THE APPLICABLE OFFERING PERIOD, INDEPENDENT CONTRACTORS WHOSE CUSTOMARY PROVISION OF INDEPENDENT CONTRACTOR SERVICES TO TEAMHEALTH AND/OR ITS DESIGNATED SUBSIDIARIES IS TWENTY (20) HOURS OR LESS PER WEEK, AND INDEPENDENT CONTRACTORS WHOSE CUSTOMARY PROVISION OF INDEPENDENT CONTRACTOR SERVICES TO TEAMHEALTH AND/OR ITS DESIGNATED SUBSIDIARIES IS FOR NOT MORE THAN FIVE (5) MONTHS IN ANY CALENDAR YEAR SHALL NOT BE DEEMED PARTICIPANTS FOR THE PURPOSES OF THIS PLAN.

2.11 “Plan” means this Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan.

2.12 “Purchase Price” means 95% of the Fair Market Value of a share of Common Stock on the Exercise Date of the current Offering Period; provided however, that the Purchase Price may be adjusted by the Board or the Committee pursuant to Section 20.

2.13 “Reserves” means the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

2.14 “Service Payments” means all independent contractor service payments.

2.15 “TeamHealth” means Team Health Holdings, Inc., a Delaware corporation.

2.16 “Trading Day” means a day on which the New York Stock Exchange is open for trading.

Section 3. Eligibility.

3.1 Any individual who is determined to continue to qualify as a Participant by the Committee on a given Enrollment Date shall be eligible to participate in the Plan.

3.2 Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan: (i) to the extent that, immediately after the grant, such Participant would own stock of TeamHealth and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of TeamHealth or of any Subsidiary thereof; or (ii) to the extent that his or her rights to purchase stock under all stock purchase plans of TeamHealth and its Subsidiaries would accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Section 4. Offering Periods.

The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing and ending as set forth in Section 2.9, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence pursuant to Section 2.9. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

Section 5. Participation.

5.1 A Participant may purchase shares under the Plan by completing a Subscription Agreement authorizing independent contractor payment deductions in the form of Exhibit A to this Plan and filing it with TeamHealth prior to the applicable Enrollment Date.

5.2 Payment for such shares shall be made by deduction to Participant’s Service Payments commencing on the first Service Payment date following the Enrollment Date after TeamHealth receives the Participant’s Subscription Agreement and ending on the last Service Payment date in the Offering Period to which such Subscription Agreement is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

Section 6. Service Payment Deductions.

6.1 At the time a Participant files his or her Subscription Agreement, Participant shall elect to have his or her Service Payment deductions made on each payment date during the Offering Period in an amount not exceeding fifteen percent (15%) of the Service Payment that he or she receives on each payment date during the Offering Period.

6.2 All Service Payment deductions made for a Participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account.

6.3 A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her Service Payment deductions during the Offering Period by completing or filing with TeamHealth a new Subscription Agreement authorizing a change in Service Payment deductions. The Committee may, in its discretion, limit the number of participation changes during any Offering Period. The changes shall be effective with the first full Service Payment period following five (5) business days after TeamHealth’s receipt of the new Subscription Agreement unless TeamHealth elects to process a given change in participation more quickly. A Participant’s Subscription Agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

6.4 Notwithstanding the foregoing, to the extent necessary to comply with Section 3.2 hereof, a Participant’s Service Payment deductions may be decreased to zero percent (0%) at any time during an Offering Period. Service payment deductions shall recommence as provided in such Participant’s Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

6.5 At the time the option is exercised, in whole or in part, or at the time some or all of TeamHealth’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for TeamHealth’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, TeamHealth may, but shall not be obligated to, withhold from the Participant’s Service Payment the amount necessary for TeamHealth to meet applicable withholding obligations, including any withholding of any tax or benefits that may be attributable to the sale or early disposition of Common Stock by the Participant.

Section 7. Grant of Option.

On the Enrollment Date of each Offering Period, each Participant electing to participate in such Offering Period shall be granted an option to purchase on the Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of TeamHealth’s Common Stock determined by dividing such Participant’s agreed payment (as provided for in his or her Subscription Agreement) by the applicable Purchase

Price; provided, however, in no event will a Participant be permitted to purchase more than a number of shares equal to the result of $25,000 divided by the Fair Market Value of TeamHealth’s Common Stock on the first Trading Day during such Offering Period (subject to adjustment upon changes in capitalization of TeamHealth as provided in Section 19 hereof ); and provided further that such purchase shall be subject to the limitations set forth in Sections 3.2 and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

Section 8. Exercise of Option.

8.1 Unless a Participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated Service Payment deductions in his or her account. No fractional shares shall be purchased; any Service Payment deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other monies left over in a Participant’s account after the Exercise Date shall be returned to the Participant or, at the election of the Participant, maintained in the Plan for use in subsequent Offering Periods. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

8.2 If the Committee determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed: (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period; or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Committee may in its sole discretion: (x) provide that TeamHealth shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect; or (y) provide that TeamHealth shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all other Offering Periods then in effect pursuant to Section 20 hereof. TeamHealth may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by TeamHealth’s shareholders subsequent to such Enrollment Date.

Section 9. Delivery.

Certificates evidencing the shares purchased upon exercise of a Participant’s option shall be issued by TeamHealth’s transfer agent as promptly as practicable after each Exercise Date on which a purchase of shares occurs. Notwithstanding the foregoing, shares purchased upon exercise of a Participant’s option may be held electronically by an uncertificated book-entry by TeamHealth’s transfer agent or by the Plan administrator. If an individual ceases to qualify as a Participant as of the Exercise Date, no purchase shall occur and any payments accumulated for such individual as of such date for such purchase shall be refunded to the individual without interest. The determination of whether an individual qualifies as a Participant shall be made by the Committee, at its sole discretion.

Section 10. Withdrawal.

10.1 A Participant may withdraw all but not less than all the Service Payment deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to TeamHealth in the form of Exhibit B to this Plan. All of the Participant’s Service Payment deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period shall be automatically terminated, and no further Service

Payment deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, Service Payment deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to TeamHealth a new Subscription Agreement.

10.2 A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by TeamHealth or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

Section 11. Termination of Status as a Participant.

Upon a Participant’s ceasing to be an independent contractor providing services to TeamHealth, as determined at the discretion of the Committee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and any amounts paid pursuant to his or her Subscription Agreement for the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such Participant’s option shall be automatically terminated.

Section 12. Interest.

No interest shall accrue on the Service Payment deductions of a Participant in the Plan.

Section 13. Stock.

13.1 Subject to adjustment upon changes in capitalization of TeamHealth as provided in Section 19 hereof, the maximum number of shares of TeamHealth’s Common Stock which shall be made available for sale under the Plan shall be 800,000 shares.

13.2 The Participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

13.3 Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse jointly with the right or survivorship.

Section 14. Administration.

The Board or the Committee, as determined in the sole discretion of the Board, shall administer the Plan. The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

Section 15. Designation of Beneficiary.

15.1 A Participant, in its Subscription Agreement, may designate a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

15.2 Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, TeamHealth shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of TeamHealth), TeamHealth, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to TeamHealth, then to such other person as TeamHealth may designate.

Section 16. Transferability.

Neither Service Payment deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that TeamHealth may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

Section 17. Use of Funds.

All Service Payment deductions received or held by TeamHealth under the Plan may be used by TeamHealth for any corporate purpose, and TeamHealth shall not be obligated to segregate such Service Payment deductions.

Section 18. Reports.

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of Service Payment deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

Section 19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

19.1 Changes in Capitalization. Subject to any required action by the shareholders of TeamHealth, the Reserves, the maximum number of shares each Participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by TeamHealth; provided, however, that conversion of any convertible securities of TeamHealth shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by TeamHealth of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

19.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of TeamHealth, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Exercise Date shall be before the date of TeamHealth’s proposed dissolution or liquidation. The Committee shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19.3 Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of TeamHealth, or the merger of TeamHealth with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, unless the successor corporation refuses to do so. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) upon which the Offering Period then in progress shall end. The New Exercise Date shall be before the date of TeamHealth’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

Section 20. Amendment or Termination.

20.1 The Board of Directors or the Committee may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors or the Committee on any Exercise Date if the Board or the Committee determines that the termination of the Offering Period or the Plan is in the best interests of TeamHealth and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant.

20.2 Without shareholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board or the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Service Payment withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in TeamHealth’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Service Payments, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan.

20.3 In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

20.3.1 altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

20.3.2 shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

20.3.3 allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

Section 21. Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for TeamHealth with respect to such compliance.

As a condition to the exercise of an option, TeamHealth may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for TeamHealth, such a representation is required by any of the aforementioned applicable provisions of law.

Section 22. Term of Plan.

The Plan shall become effective upon the later to occur of its adoption by the Board of Directors or its approval by the shareholders of TeamHealth. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

Section 23. Notices.

All notices or other communications by a Participant to TeamHealth under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by TeamHealth at the location, or by the person, designated by TeamHealth for the receipt thereof.

EXHIBIT A

TEAM HEALTH HOLDINGS, INC.

2010 NONQUALIFIED STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application Enrollment Date:

                         Change of Beneficiary(ies)

1. I hereby elect to participate in the Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of TeamHealth’s Common Stock in accordance with this Subscription Agreement and the Nonqualified Stock Purchase Plan.

2. I hereby authorize deductions from each of my Service Payments in the amount of         % of my Service Payments on each Service Payment date (from 1% to 15%) during the Offering Period in accordance with the Plan (please note that no fractional percentages are permitted).

3. I understand that this these payments shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any such accumulated payments will be used to automatically exercise my option.

4. I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Plan.

5. Shares purchased for me under the Plan should be issued in the name(s) of (Participant or Participant and Spouse only):                                .

6. I understand that my purchase of shares under the Plan will result in my recognition of taxable income as a result of the discounted purchase price determined as of the date of purchase.

7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Plan:

NAME: (Please print)

(First) (Middle) (Last)

Relationship

(Address)

Participant’s Social Security Number:

Participant’s Address:

Dated:
Signature of Participant

EXHIBIT B

TEAM HEALTH HOLDINGS, INC.

2010 NONQUALIFIED STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned Participant in the Offering Period of the Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan which began on                     , 200        (the “Enrollment Date”) hereby notifies TeamHealth that he or she hereby withdraws from the Offering Period. He or she hereby directs TeamHealth to pay to the undersigned as promptly as practicable all the Service Payment deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further Service Payment deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to TeamHealth a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

Driving Directions to the Annual Meeting

Doubletree Metropolitan Hotel

569 Lexington Avenue

New York, NY 10022

From LaGuardia Airport (LGA):

Approximate driving time is 25 minutes and distance is 10 miles.

From the airport exit, take Grand Central Pkwy W to Bridge (toll). Cross over bridge and take the FDR Dr S to 53rd St exit. Continue on 53rd St to Lexington Ave and turn left. The hotel is at the corner of Lexington Ave and 51st St.

From JFK International Airport (JFK):

Approximate driving time is 45 minutes and distance is 15 miles. Most direct routes into Manhattan require tolls.

Depart the airport via the Van Wyck Expwy / Airport exit. Take Van Wyck Expwy, I-678, into Grand Central Pkwy W. Cross Bridge (toll) and take the FDR Dr S to 53rd St exit. Continue on 53rd St to Lexington Ave and turn left. The hotel is at the corner of Lexington Ave and 51st St.

From New Jersey:

From the New Jersey Turnpike, to Exit 16E (Lincoln Tunnel). Turn left out of tunnel onto 42nd St. at 42nd St. turn right. Take 42nd to 3rd Ave and turn left onto 3rd Ave. Take 3rd Ave to 51st St. and turn left. The off-site parking garage is approximately 150 feet on the left.

From Upstate New York:

NY State Thruway (I-87) South to the Major Deegan to the Bridge to the FDR Drive. The FDR Drive is just before the toll booth on the bridge. Take the FDR Drive south to 53rd St. exit. Move along 53rd St. up to 2nd Ave. and turn left (and stay to your right). Hotel parking garage will be on your left. From Buffalo, Rochester and Syracuse area, take I-90 to I-87 South and follow directions above.

From New England:

I-95 (or I295) South to the Bruckner Expressway (I-278) to the Bridge then to the FDR Drive. The FDR Drive is just before the toll booth on the bridge. Take the FDR Drive South to the 53rd St. Exit. Move along 53rd Street to 2nd Ave, and turn left (and stay to your right). Stay on 2nd Ave to 51st St. and then turn right. Proceed a block and a half on 51st St. and the off-site parking garage will be on your left.

From Long Island:

Long Island Expressway (LIE/ I-495) to Queens Mid-Town Tunnel. When you exit the tunnel, follow the uptown direction arrow and drive to 3rd Ave. At 3rd Ave. turn right. Take 3rd Ave. to 51st. St. and turn left. The off-site parking garage is approximately 150 feet to your left on 51st St.

From Pennsylvania:

Pennsylvania Turnpike East to New Jersey Turnpike North. Take NJ Turnpike to Exit 16E (Lincoln Tunnel). Turn left out of tunnel to 42nd St.; at 42nd St. turn right. Take 42nd St. to 3rd Ave. and turn left onto 3rd Ave. and turn left onto 51st St. The off-site parking garage is approximately 150 feet on the left.

TEAM HEALTH HOLDINGS, INC. 265 BROOKVIEW TOWN CENTRE WAY SUITE 400 KNOXVILLE, TN 37919

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees

01	H. Lynn Massingale, MD 02 Neil P. Simpkins 03 Earl P. Holland
The Board of Directors recommends you vote FOR the following proposal(s):						For	Against	Abstain
2	To ratify the appointment of Ernst & Young LLP as our independent public accounting firm for 2010.					☐	☐	☐

3	Approval of the Team Health Holdings, Inc. 2010 Employee Stock Purchase plan.					☐	☐	☐

4	Approval of the Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000063489_1    R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, AR/10K Wrap is/are available at www.proxyvote.com.

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TEAM HEALTH HOLDINGS, INC Annual Meeting of Stockholders May 26, 2010 This proxy is solicited by the Board of Directors

The undersigned stockholder of Team Health Holdings, Inc., a Delaware corporation, hereby revokes all proxies heretofore given by the signer(s) to vote at the Annual Meeting and any adjournments or postponements thereof, acknowledges receipt of the Notice of Internet Availability of Proxy Materials, and/or the Proxy Statement, dated April 15, 2010, and appoints Greg Roth, Chief Executive Officer, David P. Jones, Chief Financial Officer, and Heidi S. Allen, Senior Vice President, General Counsel, and each of them, the undersigned’s true and lawful agents and proxies, with full power of substitution and resubstitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Team Health Holdings, Inc. to be held at Doubletree Metropolitan Hotel 569 Lexington Avenue New York, NY 10022, on Wednesday, May 26, 2010 at 3:00 p.m. (EDT), and at any adjournments or postponements thereof, and to vote as specified on this proxy all shares of common stock of Team Health Holdings, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy, with the same force and effect as the undersigned might or could do if personally present thereat.

This proxy when properly executed will be voted in the manner directed herein. If the proxy is signed but no direction given, this proxy will be voted FOR the election of the director nominees listed on the reverse side and FOR Proposals 2, 3, and 4 and it will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.

Continued and to be signed on reverse side

0000063489_2 R2.09.05.010